UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

OWENS-ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Thursday, May 11, 2017

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,

please submit your proxy or voting instructions as soon as possible.

OWENS-ILLINOIS, INC.

One Michael Owens Way

Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois, Inc. Share Owner:

You are cordially invited to attend the Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) to be held on Thursday, May 11, 2017, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

1.                                      The election of 12 directors, each to serve for a term of one year;

2.                                      The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017;

3.                                      An advisory vote to approve named executive officer compensation;

4.                                      An advisory vote on the frequency of future advisory votes on the compensation of the named executive officers (“Say on Pay Frequency”);

5.                                      The approval of the Owens-Illinois, Inc. 2017 Incentive Award Plan (the “2017 Plan”); and

6.                                      Such other business as may properly be presented for action at the meeting or any postponement(s) or adjournment(s) thereof.

Enclosed is a Proxy Statement that provides information concerning the Company and nominees for election to the Board of Directors (the “Board”), the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, an advisory vote to approve named executive officer compensation, an advisory vote on the Say on Pay Frequency and the approval of the 2017 Plan. The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about March 30, 2017.

The Board fixed the close of business on March 15, 2017, as the record date for the determination of share owners owning the Company’s Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•                  FOR all of the Board nominees for election to the Board of Directors;

•                  FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017;

•                  FOR the advisory vote to approve named executive officer compensation; and

•                  FOR “one year” as to the frequency for the Say on Pay Frequency;

•                  FOR the approval of the 2017 Plan;

•                  In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

If you wish to have your shares voted for all of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017, for the advisory vote to approve named executive officer compensation, for the “one year” Say on Pay Frequency and for approval of the 2017 Plan, you need not mark your votes on the proxy card, but need only sign, date it, and return it in the enclosed envelope. As an alternative to returning the proxy card, you may use the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

We sincerely appreciate your interest in and support of Owens-Illinois, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,

ANDRES A. LOPEZ
Chief Executive Officer

MARY BETH WILKINSON
Corporate Secretary

March 30, 2017

Perrysburg, Ohio

i

OWENS-ILLINOIS, INC.

One Michael Owens Way

Perrysburg, Ohio 43551

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS

To Be Held May 11, 2017

The Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) will be held on Thursday, May 11, 2017, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will: (1) vote to elect 12 directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017; (3) participate in an advisory vote to approve named executive officer compensation; (4) participate in an advisory vote regarding Say On Pay Frequency; and (5) vote on adoption of the 2017 Plan.

This Proxy Statement has been prepared in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about March 30, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 11, 2017

The Securities and Exchange Commission has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2016 Annual Report to share owners. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement, the Company’s 2016 Annual Report to share owners and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 15, 2017 (the “record date”). At the close of business on the record date, shares of the Company’s common stock, par value $.01 per share (“Common Stock”), 162,708,630 shares were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways:

Vote by Internet

A share owner can choose to submit a proxy over the Internet at www.proxyvote.com. The deadline for submitting a proxy over the Internet is 11:59 p.m., Eastern Time, on May 10, 2017. In order to vote by Internet, share owners should make sure to have the control number found on the proxy card, follow the voting instructions and confirm that their votes have been accurately recorded. If a proxy is submitted over the Internet, the share owner does not need to return the proxy card.

Vote by Telephone

A share owner can also submit its proxy by telephone by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. The deadline for submitting a proxy by telephone is 11:59 p.m., Eastern Time, on May 10, 2017. To submit a proxy, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a proxy is submitted by telephone, the share owner does not need to return the proxy card.

Vote by Mail

If the share owner chooses to submit its proxy by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., Eastern Time, on May 10, 2017.

Vote in Person

Share owners can choose to vote in person by ballot at the Annual Meeting. At the meeting, the share owner will need to request a ballot to vote these shares.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share Owners who hold their shares beneficially in street name can also choose to vote in person by ballot at the Annual Meeting, but must have a legal proxy with them executed by the nominee in order for their vote to count. At the meeting, the share owner will need to request a ballot to vote these shares.

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If no instructions are given, proxies will be voted to (a) elect the 12 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2018; (b) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017; (c) approve the compensation of the Company’s named executive officers; (d) approve a Say On Pay Frequency of every one year; (e) approve the 2017 Plan; and (f) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing or at the 2017 Annual Meeting; (b) submitting a later dated proxy; or (c) attending the Annual Meeting in person and voting at the meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A quorum is the presence at the meeting of a number of shares that are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

Proposal One.  Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon at a meeting of the share owners for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, share owners will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two.  The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. Abstentions will have the same effect as votes “against” this proposal and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Proposal Three.  The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes “against” this proposal and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Proposal Four.  Stock having voting power present in person or represented by proxy and entitled to vote thereon will be counted with respect to the vote regarding the Say on Pay Frequency vote. Abstentions will not be included in the vote tally for any frequency option and will have no effect on the results of the vote. This proposal is a non-routine proposal on which a broker or other nominee does not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on the matter and thus will have no effect on the outcome of the advisory vote on the Say on Pay Frequency vote. With respect to this proposal, the frequency alternative (one year, two years or three years) that receives the highest number of votes will be considered the frequency that has been recommended by the Company’s share owners. However, because this vote is advisory and not binding on us or the Company’s Board of Directors in any way, the Company’s Board of Directors may decide that it is in the Company’s and the Company’s share owners’ best interests to hold an advisory vote on executive compensation more or less frequently than the option recommended by the Company’s share owners.

Proposal Five.   The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon is required for the approval of the Owens-Illinois, Inc. 2017 Incentive Award Plan. Abstentions will have the same effect as votes “against” this proposal and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2017 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

The Board currently consists of 12 members whose terms expire at this year’s Annual Meeting. Pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the Committee reviewed the qualifications, performance and circumstances of each incumbent director. After completing its review, the Committee proposed all incumbent directors for re-election. The Board approved the Committee’s recommendation regarding the incumbent directors.

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 12 persons for election as directors to serve for a one year term expiring at the 2018 Annual Meeting of share owners and until their successors have been elected. The nominees of the Board are Gary F. Colter, Joseph J. DeAngelo, Gordon J. Hardie, Peter S. Hellman, Anastasia D. Kelly, Andres A. Lopez, John J. McMackin, Jr., Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Carol A. Williams and Dennis K. Williams. Each nominee is currently serving as a director of the Company and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

Following is information on the persons nominated for election to the Board at the 2017 Annual meeting:

Nominees—To be elected for terms expiring at the 2018 Annual Meeting

Gary F. Colter, Age 71	Director since 2002

Mr. Colter has been the President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002. Prior thereto, Mr. Colter had over 34 years of executive experience (27 years as a partner) at KPMG Canada, during which he developed valuable financial and accounting expertise while overseeing Canadian and global financial advisory services practices of KPMG. He served as the Vice Chair of KPMG Canada from 2000 to 2002, the Global Managing Partner, Financial Advisory Services, of KPMG International from 1998 to 2000 and as Vice Chairman of KPMG Canada from 1989 to 1998. During his long career in advisory services, Mr. Colter has led the restructurings of many major North American companies. In addition, Mr. Colter has extensive experience as a director on the boards of both private and public companies, regularly attends external continuing education offerings and has substantial training and experience in corporate governance. He is a director of CIBC (since 2003), Core-Mark Holding Company, Inc. (since 2004) and Revera Inc. (since 2006) and currently serves on the corporate governance committees of each of those boards. Mr. Colter served as Chairman of the Board of Canadian Pacific Railway Limited from May 2014 to July 2015, where he had served as a director since 2012. Previously, he was a director of Saskatchewan Wheat Pool (2003-2006). Mr. Colter received a bachelor of arts in business administration from the Richard Ivey School of Business, and is a Fellow Chartered Accountant. Mr. Colter’s extensive business, financial and accounting experience and education, experience with a broad range of North America markets, financial reporting expertise, extensive director experience and corporate governance training qualify him to serve on the Company’s Board.

Joseph J. DeAngelo, Age 55	Director since 2016

Mr. DeAngelo has been the Chairman of the Board, President and Chief Executive Officer of HD Supply Holdings Inc., one of the largest industrial distributors in North America, since March 2015. He served as President and Chief Executive Officer since January 2005. Previously, Mr. DeAngelo served as Executive Vice President and Chief Operating Officer of The Home Depot from January 2007 to August 2007. While at The Home Depot, Mr. DeAngelo also served as President and Chief Executive Officer of Home Depot Supply (2005-2007), Senior Vice President, Home Depot Supply (2005-2006), Senior Vice President, Home Depot Supply, Pro Business and Tool Rental (2005) and Senior Vice President, Pro Business and Tool Rental (2004-2005). Mr. DeAngelo previously served as Executive Vice President of The Stanley Works from March 2003 through April 2004. From 1986 until April 2003, Mr. DeAngelo held various positions with GE. His final position with GE was as President and Chief Executive Officer of General Electric TIP/Modular Space. Mr. DeAngelo currently serves as a board member of the HD Supply Holdings Inc. (since 2007). He is also on the board of trustees of the Shepherd Center Foundation and on the CEO Advisory Council of the Cristo Rey Atlanta Jesuit High School. Mr. DeAngelo holds a bachelor’s degree in accounting and economics from the State University of New York at Albany. Mr. DeAngelo has over 32 years of global operating experience, including 17 years in various leadership roles, and that, along with his knowledge of strategic planning and global business experience, qualify him to serve on the Company’s Board.

Gordon J. Hardie, Age 53	Director since 2015

Mr. Hardie currently serves as Managing Director, Bunge Food & Ingredients, a global company that operates in agribusiness, sugar and bioenergy, food and ingredients and fertilizer. Mr. Hardie has been Managing Director since 2011. At Bunge, Mr. Hardie currently serves as a member of the Executive Committee and has led the global Operational Excellence program for Bunge Ltd since 2013. Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A Advisory firm he established in 2009. Mr. Hardie previously held senior management positions at Goodman Fielder, including Managing Director (2004-2009), Sales and Marketing Director and Marketing Innovation Director (2002-2003).

He was named Group General Manager, Marketing at SouthCorp Wines in 2000 and Vice President, Regional Markets, Asia Pacific at Foster’s Brewing Group in 1999. Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College, Dublin Smurfit Graduate School of Business and has completed the Advanced Management Program and the AVIRA CEO Program at INSEAD. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin. Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

Peter S. Hellman, Age 67	Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 40 years of financial analysis experience and has been involved with investor relations for over 35 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Nordson is a global leader in providing capital equipment to the packaging industry. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and substantial experience in corporate transactions. Mr. Hellman also has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 16 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Cleveland Museum of Natural History, The Holden Arboretum and LifeBanc. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Mr. Hellman’s long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company’s Board.

Anastasia D. Kelly, Age 67	Director since 2002

Ms. Kelly is Co-Managing Partner (Americas) in the law firm of DLA Piper (Partner since 2010 and Co-Managing Partner since 2013). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. (“AIG”), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly was a director of Saxon Capital from 2004 to 2008, and is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University DC and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly’s broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company’s Board.

Andres A. Lopez, Age 54	Director since 2016

Mr. Lopez has served as the President and Chief Executive Officer of Owens-Illinois since January 2016. He has been with the Company since 1986 and held several positions before becoming Chief Executive Officer, most recently serving as Chief Operating Officer (2015). He has also served as President of O-I Americas (2014-2015); President of O-I’s Latin America operations (2009-2015); and Vice President of O-I’s global manufacturing and engineering business unit (GMEC) (2006-2009). In 2004, he moved to the Company’s headquarters in Ohio to serve as Vice President of Finance and Administration for the North America region, becoming Vice President of Manufacturing for North America in 2005. Mr. Lopez held a number of other manufacturing assignments before 2005. In 1996 he moved to Brazil, first serving as Plant Manager for the Rio de Janeiro plant, and then for the São Paulo plant. In 1999 he was named General Manager of O-I Peru. Mr. Lopez began his career at Owens-Illinois as an Engineer at one of the Columbian plants. Mr. Lopez currently serves as a board member of Avery Dennison (since 2017). He holds a Bachelor of Science in production engineering from EAFIT University in Medellin, Colombia, and has completed the Executive Program at Stanford University in California. He speaks English and Portuguese, in addition to his native Spanish. Mr. Lopez’ long experience in manufacturing, leadership skills and global business experience with the Company over the past 30 years qualify him to serve on the Company’s Board.

John J. McMackin, Jr., Age 65	Director since 1994

Mr. McMackin is a principal of Williams & Jensen, PLLC, one of the nation’s leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, environmental law, financial regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and juris doctorate from Yale Law School and he is a member of the District of Columbia Bar. Mr. McMackin’s legal expertise, knowledge of government and regulation and long experience with the Company and the glass industry qualify him to serve on the Company’s Board.

Alan J. Murray, Age 63	Director since 2015

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for Heidelberg Cement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg’s 2007 acquisition of Hanson PLC, where Mr. Murray served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson’s overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997-1998), Assistant Finance Director (1995-1997), Division Finance Director (1993-1995), and Divisional Financial Controller (1988-1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a Bachelor’s Degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public boards of Heidelberg Cement AG (since 2010) and Wolseley PLC (since 2013). Mr. Murray’s extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company’s Board.

Hari N. Nair, Age 57	Director since 2013

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors and serves on the boards of Anitar owned private companies.  Mr. Nair is also a consultant to NM Rothschild & Sons Ltd., for M&A projects and serves as an advisor to other global industrial companies in the areas of strategic planning and operations.  Previously, Mr. Nair served as the Chief Operating Officer (“COO”) of Tenneco Inc., a Fortune 500 company with revenues of $8.5 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until his retirement. Prior to being appointed COO, Mr. Nair was President of Tenneco’s International Group, where he was responsible for managing business operations and capitalizing on growth opportunities in Europe, South America and the Asia-Pacific regions.  Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company.  Mr. Nair received a bachelor’s degree in engineering from Bradley University, a master’s in business administration from the University of Notre Dame and he completed the Advanced-Management Program at Harvard Business School. Mr. Nair’s extensive manufacturing experience leading large business operations, global business experience, strategic planning and executive leadership skills and financial reporting expertise qualify him to serve on the Company’s Board.

Hugh H. Roberts, Age 65	Director since 2007

Mr. Roberts retired in 2007 after working over 30 years with Kraft Foods, Inc. where he obtained profit and loss management and analysis experience and global experience in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert’s extensive business leadership skills, his management experience overseas in emerging markets and his substantial education and experience in management and corporate governance issues qualify him to serve on the Company’s Board.

Carol A. Williams, Age 59	Director since 2014

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’

34 year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams became a board member at Olin Corporation in November 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She received a bachelor’s degree in chemical engineering from Carnegie Mellon University in Pittsburgh, PA. In 2009, she was selected as an Alumnae of the year at Carnegie Mellon University. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid Michigan. Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

Dennis K. Williams, Age 71	Director since 2005

Mr. Williams retired in 2006 after long and extensive service as an executive. Before retiring, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products. He was Chairman of the Board at IDEX from 2000 to 2006 and President and Chief Executive Officer from 2000 to 2005. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and has been a director of AMETEK, Inc. (since 2006) and Actuant Corporation (since 2006). From 2001 to 2007, Mr. Williams was also a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington’s emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams’ extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company’s Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016, with Mr. Stroucken maintaining his position of Board Chair until the Company’s Annual Meeting in May 2016 at which time Mr. Stroucken retired from the Board and the Board selected an independent member of the Board elected at the Annual Meeting to become its Independent Board Chair (“IBC”). At the 2016 Annual Meeting, Carol A. Williams was appointed to be the new IBC position, and the Company eliminated the role of Lead Director.

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members.

In fulfilling this primary responsibility, the IBC will be expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. This will mean helping shape meeting agendas, ensuring open communication, meaningful participation and constructive debate and focusing on appropriate follow through regarding Board conclusions and recommendations.

The IBC will maintain regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company. In addition, the IBC will act as a sounding board for the CEO, as well as other members of senior management. In separating the roles of CEO and IBC, the Board has expressly decided that it does not want the IBC to be perceived as “managing the Company” or as an “executive chair” in the eyes of management or the Company’s investors.

As the leader of the Board, the IBC is expected to take the lead in connection with the Board’s self-assessment process and the follow through necessary to improve the Board’s overall oversight of the Company. Moreover, the IBC will assume a leadership role in CEO succession planning.

Executive Sessions

The Company’s non-management directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-management directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-management directors met six times in executive session in 2016 without management present, and the independent directors met once in executive session in 2016. As provided by the Guidelines, the IBC presided at these executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company’s regional presidents on a rotating basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance.

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the members of the Board are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Joseph J. DeAngelo, Gordon J. Hardie, Peter S. Hellman, Anastasia D. Kelly, Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Carol A. Williams and Dennis K. Williams.

Board Member Stock Ownership

The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company’s Common Stock having a value equal to five times the director’s annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

The Board currently consists of 12 members. Under the Company’s Third Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

In 2016, the full Board met ten times. Each member of the Board attended more than 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2016 averaged over 98% for directors as a group.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the then current Board attended the 2016 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines is available on the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

The Nominating/Corporate Governance Committee (the “Committee”) is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Pursuant to the Policies and Procedures, candidates for the Board must demonstrate strong leadership in their particular field, and have broad business experience and the ability to exercise sound business judgment. In addition, candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates must also be willing to devote sufficient time to carry out their duties and responsibilities effectively, and be committed to serve on the Board for an extended period of time.

The Policies and Procedures require the Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Committee’s belief that diversity is an important attribute of a well-functioning Board and the Policies and Procedures, the Guidelines and the Committee’s Charter each require the Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity and country of citizenship.

The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring that the Board is balanced with respect to key skill sets. Given that the Company is a large global public manufacturing company, many of the Board’s directors have skills and experience relating to similar organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Committee also considers in its nomination processes the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

The Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Committee wants to move toward nomination, one or more members of the Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2018 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Committee. Incumbent directors who continue to satisfy the Committee’s criteria for Board membership and whom the Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

Code of Business Conduct and Ethics

The Company has a Global Code of Business Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating With the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors”, the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, the IBC or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

BOARD AND COMMITTEE MEMBERSHIP

There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company’s By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2016 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Oversight
Independent Directors:
Gary F. Colter(1)		X	X
Joseph J. DeAngelo(2)	X			X
Gordon J. Hardie(3)				Chair
Peter S. Hellman	Chair	X
Anastasia D. Kelly(4)			Chair	X
Alan J. Murray	X
Hari N. Nair	X	Chair
Hugh H. Roberts		X	X
Carol A. Williams(5)			X
Dennis K. Williams		X	X
Non-Independent Directors:
Andres A. Lopez(6)				X
John J. McMackin, Jr.				X
Number of meetings in 2016	11	7	5	5

(1)                                 On May 26, 2016, Mr. Colter resigned from his position as Chair of the Nominating/Corporate Governance Committee, but continued to serve as a member of the Committee.

(2)                                 On May 26, 2016, Mr. DeAngelo began serving as a director of the Company. He also began serving as a member of the Audit and Risk Oversight Committees.

(3)                                 Mr. Hardie began serving as the Chair of the Risk Oversight Committee on May 26, 2016, after Ms. Kelly resigned that position.

(4)                                 On May 26, 2016, Ms. Kelly resigned from her position as Chair of the Risk Oversight Committee, but continued to serve as a member of the Committee, and began serving as Chair of the Nominating/Corporate Governance Committee.

(5)                                 On May 26, 2016, Ms. Williams began serving as the IBC and as a member of the Nominating/Corporate Governance Committee and rotated off the Risk Oversight and Compensation Committees.

(6)                                 On May 26, 2016, Mr. Lopez began serving as a director of the Company. He also began serving as a member of the Risk Oversight Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Hellman, the Chair of the Audit Committee and Mr. Murray are each qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

The Compensation Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated 1997 Equity Participation Plan, the Second Amended and Restated 2005 Incentive Award Plan, the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., the Company’s annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.  In addition, the Committee oversees management succession planning and development.

The Compensation Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Compensation Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; and (g) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2018 Annual Meeting of Share Owners.”

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s risk management processes. The Risk Oversight Committee: (a) provides oversight of management’s policies and activities relating to the identification, evaluation, management and monitoring of the Company’s significant enterprise risks, including the major strategic, operational, financial, regulatory, compliance, cyber security, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the “Enterprise Risks”); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company’s business, except for those specific compliance matters under the jurisdiction of other Committees of the Board, as determined by the Board; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company’s ability to execute its strategic priorities and achieve its performance goals.

The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company’s Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management’s processes designed to identify, assess, manage, monitor and report the Company’s significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company’s significant Enterprise Risks and opportunities including steps management is taking to assess and manage such risks and opportunities; (d) reviews the Company’s disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

Each non-management director of the Company receives an annual retainer of $67,500, payable quarterly. Each non-management director also received $2,000 for each Board meeting in which such director participated. The Chair of the Audit Committee receives an additional annual retainer of $20,000, the Chair of the Compensation Committee receives an additional annual retainer of $15,000, and the Chair of the Nominating/Corporate Governance and Risk Oversight Committees receives an additional annual retainer of $10,000. The IBC receives an additional annual retainer of $150,000. Annual retainers are paid on a quarterly basis.  Each non-management director who served as a member of a committee of the Board (including as Chair) received $2,000 for each committee meeting in which such director participated.

Each non-management director also received on the date immediately following the date of the Annual Meeting of share owners, a grant of restricted stock units (“RSUs”) under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. with respect to a number of shares of Common Stock having a fair market value on the date of grant equal to $100,000, rounded up or down to nearest whole share of Common Stock. RSUs will be 100% vested on the first anniversary of date of grant (“Normal Vesting Date”), or earlier upon a director’s termination of membership by reason of the director’s death, disability or retirement. In addition, upon a director’s termination of membership for any reason other than death, disability, retirement or for cause, RSUs will vest pro rata on a daily basis based on number of days of service in the 12-month period from date of grant to normal vesting date. Any unvested RSUs are forfeited at termination of membership on the Board. Upon a director’s termination of membership for cause all RSUs are immediately forfeited. Vested RSUs will be paid in shares of Common Stock, on a one for one basis, within 30 days after normal vesting date, or if earlier, within 30 days after termination of membership which constitutes a separation from service under Section 409A of the Internal Revenue Code. In October 2016, the Company’s outside Executive Compensation Consultant reviewed the competiveness of the current compensation programs and found them to be below the market median in the value of its equity awards. Therefore, the Board approved an increase in the annual equity award from $100,000 to $110,000 effective in 2017. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

In the event a new non-management director joins the Board on any date other than the date of the Annual Meeting of share owners, in addition to the RSU grant described in the previous paragraph, such new non-management director will also receive on the date immediately following the first Annual Meeting of share owners during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to a pro rata allocation of the dollar amount of the prior year’s RSU grant based on the number of days of service in the 12-month period from the commencement of such director’s service on the Board to the date of such grant, rounded up or down to the nearest whole share of Common Stock.

The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors’ fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody’s A-rated companies, plus one percent. Distributions from the plan are made in cash.

The total compensation earned by non-management directors in 2016 is reflected in the following table:

DIRECTOR COMPENSATION IN 2016

Name	Fees Earned (1)	Stock Awards (2)	Total
Gary F. Colter	$115,538	$100,000	$215,538
Joseph J. DeAngelo(3)	68,426	100,000	168,426
Gordon J. Hardie	103,489	100,000	203,489
Peter S. Hellman	153,615	100,000	253,615
Anastasia D. Kelly	117,500	100,000	217,500
John J. McMackin, Jr.	97,500	100,000	197,500
Alan J. Murray	105,500	100,000	205,500
Hari N. Nair	138,500	100,000	238,500
Hugh H. Roberts	111,500	100,000	211,500
Carol A. Williams	191,335	100,000	291,335
Dennis K. Williams	111,500	100,000	211,500
Thomas L. Young(4)	51,260		51,260

(1)                                 The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer(5)	Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter(6)	$67,500	$4,038	$20,000	$24,000	$115,538
Joseph J. DeAngelo	40,426	0	12,000	16,000	68,426
Gordon J. Hardie(7)	67,500	5,989	20,000	10,000	103,489
Peter S. Hellman	67,500	32,115	18,000	36,000	153,615
Anastasia D. Kelly(8)	67,500	10,000	20,000	20,000	117,500
John J. McMackin, Jr.	67,500	0	20,000	10,000	97,500
Alan J. Murray	67,500	0	16,000	22,000	105,500
Hari N. Nair	67,500	15,000	20,000	36,000	138,500
Hugh H. Roberts	67,500	0	20,000	24,000	111,500

Name	Annual Retainer	Annual Committee Chair Retainer(5)	Board Meeting Fees	Committee Meeting Fees	Total
Carol A. Williams(9)	67,500	89,835	20,000	14,000	191,335
Dennis K. Williams	67,500	0	20,000	24,000	111,500
Thomas L. Young	27,260	0	8,000	16,000	51,260

(2)                                 Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the current non-management directors held 5,411 unvested restricted stock units as of December 31, 2016.

(3)                                 Mr. DeAngelo became a Director on May 26, 2016.

(4)                                 Mr. Young served as a Director from January 1 until his retirement on May 26, 2016.

(5)                                 Includes the IBC Retainer.

(6)                                 Mr. Colter served as Chair of the Nominating/Corporate Governance Committee from January 1 to May 26, 2016.

(7)                                 Mr. Hardie began serving as Chair of the Risk Oversight Committee on May 26, 2016.

(8)                                 Ms. Kelly began serving as the Chair of the Nominating/Corporate Governance Committee on May 26, 2016, after her resignation as Chair of the Risk Oversight Committee.

(9)                                 Ms. Williams began serving as IBC on May 26, 2016.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Corporate Governance Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee (the “Committee”). The Company’s Corporate Governance Guidelines provide that the Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

During 2016, the law firm of Williams & Jensen, PLLC, of which director McMackin is a principal, billed the Company approximately $833,000 for legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Committee, the Board reviewed and approved the Company’s 2016 engagement of Williams & Jensen, PLLC at the billing levels indicated above.

Compensation Committee Interlocks and Insider Participation

During 2016, the following directors served on the Compensation Committee of the Board: Gary F. Colter, Peter S. Hellman, Hari N. Nair (Chair), Hugh H. Roberts, Carol A. Williams and Dennis K. Williams. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company’s directors served as an executive officer at any time during 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

During 2016, the Compensation Committee of the Board (the “Committee”) continued to emphasize the Company’s commitment to aligning pay with performance and creating share owner value, while mitigating the Company’s level of risk exposure. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives, while motivating them to create value for the share owners. The result of this philosophy is that the Company’s pay for performance model and results are highly aligned with share owners’ interests.

The Company is in the midst of a strategic transformation that is already yielding benefits. The Committee believes that the Company’s short and long-term incentives are creating the motivation and share owner alignment that the Company needs for this transformation. The Company grew its earnings per share (diluted) from continuing operations by 55% in 2016 from the prior year and exceeded its 2016 short term incentive (“STI”) goals at target for Free Cash Flow (“FCF”) and Earnings Before Interest and Taxes (“EBIT”), both defined on page 23, and three of five strategic performance measures, which yielded a 145% payout for the 2016 STI program. While the stock price remained relatively flat during 2016, the Company believes important operational changes were achieved during the year to establish a foundation for additional share owner value creation in the future. The Company missed its three-year targets on its long-term incentive (“LTI”) performance share plan (Earnings Per Share (“EPS”) and Return on Invested Capital (“ROIC”), both defined on pages 28-29, and the 2014-2016 payout was 29% of target. This payout was aligned with the Company’s multi-year total shareholders return (“TSR”), which declined during the period, and was also consistent with the three-year realizable pay studies conducted by the Committee’s independent compensation advisor. The Company remains focused on continuing to make significant progress on its priorities.

Business Strategy, Transformational Journey, and Incentive Plan Alignment

As the world’s leading glass container producer, the Company benefits from its global manufacturing presence and world-class expertise. The Company is well positioned to gain from consumers’ preference for glass around the world and for pure, safe and sustainable glass packaging solutions. While the Company is affected by broader macroeconomic trends, including currency and interest rate shifts, management is squarely focused on select key value drivers and delivering steady—and improving—performance on those metrics. The Company bases its incentive programs and sets core operating goals on metrics the executive team can influence and thus create increased long-term share owner value. This design drives motivation and retention despite cost headwinds and other external challenges that may be out of the executive team’s control.

One Team, One Enterprise, One Plan

For 2016, with Mr. Andres Lopez assuming the role of CEO, the Company looked at the challenges that the organization would face moving forward and determined there was a need for transformation. The Company needed to operate as One Team, leverage the scale of the entire enterprise, and effectively execute on One Plan, to deliver increasing share owner value. One Team, One Enterprise with One Plan is about flexibility and faster response to changing conditions in order to deliver on commitments.

The first phase of the transformation focused on stability. Consistently executing across geographies and establishing how to work as one enterprise have been crucial for stabilizing the business. Stability is the foundation for high performance. Stable revenue streams and manufacturing operations generate sustainable improvements in safety, efficiency, quality and inventory management. In order to support this effort, management and the Committee constructed an STI program that:

•                  Introduced specific line-of-sight performance metrics including manufacturing metrics, a customer metric, a supply chain metric, and a safety metric, in addition to key financial metrics (EBIT and FCF). The Company needed to exceed the performance threshold for EBIT in order to receive a payout for these performance metrics.

•                  Brought all participants under a common design with aligned metrics and goals

•                  Rewarded the leadership team based on enterprise performance, which increases inter-regional collaboration

•                  Continued to address investor priorities

Strategic Initiatives Drove Results in 2016

Despite the global economic backdrop that presented numerous uncertainties and challenges throughout 2016, the Company remained focused on disciplined execution of elements it could control. In so doing, the Company made significant progress on its strategic, operational and financial priorities, delivering operational improvements throughout the organization that drove sustainable gains to the bottom line:

•                  Strategic initiatives added ~$55 million of segment operating profit in 2016

•                  Improved efficiencies at approximately 60% of plants

•                  Improved operational flexibility

•                  Enhanced asset stability through improved allocation of capex

•                  Changed mindsets and internal processes to improve quality across the enterprise

•                  Reduced days of inventory, particularly in Europe and North America

•                  Established a global supply chain team that is executing its action plan

•                  Launched and enhanced Key Account Management by using cross-functional teams and better alignment of internal processes to meet customer needs

•                  Realized strong performance from investments in Mexico

•                  Successful implementation of the Company’s strategic initiatives drove EBIT higher than prior year levels and exceeded the performance target

•                  Improved EBIT generation resulted in FCF performance that exceeded the maximum performance target for 2016. Cash generation remains one of the Company’s top priorities

Pay for Performance

During 2016, the Committee continued to emphasize the Company’s commitment to aligning pay with performance and creating share owner value. This was accomplished by focusing incentive plan measures on those key strategic, operational, and financial priorities that align best with share owner value and over which management has the greatest influence. These commitments were demonstrated by the following balanced decisions:

•                  Modifying the STI program (for 2016 only) to support the first phase of the Company’s transformation plan which was focused on stabilizing the business, consistently executing across geographies and establishing how to work as one enterprise, by introducing specific line-of-sight performance metrics including manufacturing metrics, a customer metric, a supply chain metric, and a safety metric, in addition to key financial metrics of EBIT and FCF. The Company had to exceed the performance threshold for EBIT in order to receive a payout for these other performance metrics;

•                  Further modifying the STI program by rewarding the leadership team, including Regional Presidents, based on enterprise performance, in an effort to encourage collaboration and decision-making for the good of the enterprise;

•                  Paying 145% of the 2016 annual incentive target for enterprise performance as the Company achieved above target levels for EBIT, FCF (which achieved above maximum level), Revenue from Strategic Customers,

Inventory Days of Sales, and Total Recordable Injury Rate (“TRIR”), and above threshold, but below target, for Pack-to-Pull and Product Loss & Customer Claims as % of Standard Cost of Production. Although the enterprise achieved well above target performance for TRIR, the Committee and management decided that the leadership team should forego the TRIR payout given the safety incidents that occurred at Company facilities in the United States and Mexico;

•                  Continuing to reward long-term performance via granting performance share units with key share owner metrics of EPS, ROIC, and Organic Revenue Growth under the performance share units;

•                  Awarding 2014-2016 performance share units at 29% of the target, as the Company achieved between the threshold and target levels for ROIC for 2016 (weighted at 50%), but did not meet the threshold level for EPS (also weighted at 50%). In addition, as the value of the shares received from vested performance share units is also tied to the Company’s stock price, the value of the shares received was well below the target value;

•                  Reinforcing the performance orientation of the Company’s incentive compensation programs by maintaining its practice of granting 50% of the LTI opportunity in the form of performance share units; and

•                  Emphasizing long-term equity-based incentives and requiring a substantial ongoing equity ownership position for executives to align their interests with those of the Company’s share owners. In 2016, 65% of the CEO’s target total direct pay opportunity was attributable to long-term equity-based incentives, 21% was attributable to annual cash incentives, and only 14% was attributable to base salary. In addition, although the CEO must accumulate and hold shares with a value equal to at least five times his base salary in accordance with the Company’s stock ownership and retention guidelines, Mr. Lopez, in his first year as CEO, already held shares valued at over six times his base salary, clearly demonstrating his alignment with the interests of the Company’s share owners.

The Company is very pleased with the results of the 2016 STI design, which served to introduce the idea of interdependencies and to generate stability for the Company. Further, the Committee believes this structure and these outcomes reflect the strong alignment of the Company’s executive pay program and share owners’ interests.

Mitigation of Risk Exposure and Compensation Changes for 2016 and 2017

The Committee conducts an annual pay/risk assessment and took the following actions to further mitigate the Company’s level of risk exposure with its compensation practices and processes:

•                  Developed a compensation package for the newly appointed CEO, Mr. Lopez, effective January 1, 2016, that has a fixed salary below the 25th percentile of his peers in the comparator group used to benchmark pay and is designed to better facilitate pay and performance alignment. The compensation package emphasizes variable compensation, with 65% of the target total direct pay opportunity attributable to long-term equity-based incentives, 21% attributable to annual cash incentives, and only 14% attributable to base salary. In addition, Mr. Lopez does not have an employment contract and does not receive a car allowance or additional service credits in determining retirement benefits; and

•                  Developed a new equity incentive plan (the 2017 Plan subject to share owner approval). The 2017 Plan, as more fully discussed below, combines the employee and director plans and contains other current best practices such as a one-year minimum vesting requirement (while permitting up to 5% of authorized shares to be exempt from this vesting requirement), prohibiting payment of dividends or dividend equivalents on any unvested awards, and contains a non-employee director award limit.

Compensation Principles

The Committee approves executive compensation programs that are designed to align executive pay with share owner interests and the annual and long-term performance of the Company. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

•                  Targeting total direct compensation (overall and by element) for the Named Executive Officers (“NEO”) at market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices using comparator company and survey comparisons;

•                  Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives;

•                  Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

•                  Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, clawback policy, and anti-hedging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

Say on Pay Vote and Share Owner Outreach

In their 2016 “Say on Pay” vote, the Company’s share owners approved its executive compensation program with an 85% approval rating. The Committee continues to believe that, overall, the Company’s compensation programs are well aligned with both share owners’ interests and the competitive market, and are designed to reward overall Company and individual performance. Nonetheless, the Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

As the Company believes that an annual “Say on Pay” vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company will again hold an annual advisory vote in 2017 to approve executive compensation. The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. The Company continues to actively engage major share owners and proxy advisory firms, ISS and Glass Lewis, regarding executive pay and its alignment with share owner interests, as well as the preferred frequency in which to conduct the “Say on Pay” vote.

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve their share owners’ long-term interests.

What the Company Does/Has	What the Company Does Not Do/Have

•                  Pay for Performance

•                  Compensation Recovery (Clawback Policy)

•                  Stock Ownership and Retention Guidelines

•                  Anti-Hedging Policy, as well as a Pre-Clearance Policy regarding equity transactions (including pledging)

•                  Mitigation of Risk in Compensation Programs

•                  Annual Risk Assessment of Compensation Programs

•                  Annual Review of Independence of Committee’s Advisors

•                  Annual “Say on Pay” Vote

•                  Double Trigger (a change in control and an involuntary termination) requirement for equity awards to vest

•                  Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details.

•                  Excise Tax Gross-Ups upon Change in Control

•                  Current Payment of Dividend Equivalents on Unvested LTI

•                  Repricing of Underwater Stock Options

•                  Single Trigger Change in Control Severance Payments (beginning with awards granted in 2015)

•                  Back-Dating of Stock Options

•                  Excessive Risk Taking

•                  Liberal Share Recycling

•                  Multi-Year Employment Contracts

(beginning with awards granted in 2015)

•                  Independent Compensation Committee

•                  Balanced Compensation Structure: fixed vs. variable; annual vs. long-term; cash vs. stock; service- based equity vs. performance-based awards; operating metrics vs. financial metrics and stock price

•                  Target Market Median Pay Levels and Consideration of Peer and Market Data in Setting Pay

•                  Alignment of Incentive Compensation with Strategic Objectives

•                  Significant Stock Ownership Levels among NEOs

•                  Common Annual Grant Date each Year to Minimize Perception of Market Timing

•                  Protective Noncompete, Nonsolicitation and Confidential Information Covenants Applicable to LTI Awards

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s NEOs, the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2016 were:

Name	Position
Andres A. Lopez (1)	President and Chief Executive Officer (“CEO”)
Jan A. Bertsch	Senior Vice President and Chief Financial Officer (“CFO”)
Miguel I. Alvarez	President, O-I Latin America
James W. Baehren	Senior Vice President and General Counsel
Vitaliano Torno	President, O-I Europe
Albert P. L. Stroucken (2)	Former Executive Chairman of the Board

(1)                                 Mr. Lopez who previously held the role of President of Glass Containers and Chief Operating Officer, assumed the position of CEO effective January 1, 2016.

(2)                                 In accordance with the CEO succession plan, Mr. Stroucken relinquished his role as CEO effective January 1, 2016, but retained his role as the Executive Chairman of the Board of Directors until the annual share owners’ meeting in May 2016.  Mr. Stroucken ceased to be an employee on June 30, 2016 when his employment contract expired.

Assessment of Realizable Pay and Performance

The Committee annually compares the NEOs’ pay and the Company’s performance to the pay and performance at the comparator companies in order to assess the alignment of the Company’s historical pay and performance.

In assessing pay and performance, the Company’s independent compensation advisors, Pay Governance, analyzed the Company’s realizable pay and performance relative to comparator companies. Unlike the results reported in the Summary Compensation Table reported on page 39, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the share price performance that drove those results. The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the Summary Compensation Table, as the Summary Compensation Table definition of total pay includes a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are accounting estimates of future potential pay, such as performance shares, restricted stock units and options. Further, annual fluctuations in the discount rate for pension calculations are not part of the pay decisions made by the Committee and may significantly distort the Summary Compensation Table measure of total pay.

Realizable pay includes the actual rewards the Company’s CEO and CFO earned from 2013 to 2015: base salaries received by the executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the Summary Compensation Table) of time-based restricted awards granted during the period, any exercise gains realized on options granted during the period and the value of any long-term performance awards made and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company’s stock price as of December 31, 2015. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the Committee to compare the Company’s realizable pay levels with those of peers. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2015.

In addition to assessing the Company’s realizable pay levels relative to peers, the Committee also examined the Company’s annual and long-term performance versus those companies. From a long-term performance perspective, the analysis focused on TSR relative to peers, which captures the principal goal of the Company’s long-term incentive plans—creating value for investors. As shown in the following two exhibits, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies.

CEO ANNUALIZED REALIZABLE PAY & TSR ALIGNMENT (2013-15)	CFO ANNUALIZED REALIZABLE PAY & TSR ALIGNMENT (2013-15)

From an annual or short-term performance perspective, the Company’s performance relative to peers based on several perspectives of EBIT and cash flow performance (growth, percent of revenue, percent of invested capital) was evaluated and compared to the relative actual annual cash compensation for the CEO and CFO. These performance results captured the key drivers of the Company’s STI program for the applicable periods as well as other key factors supporting the Company’s strategic objectives. The cash compensation earned by the Company’s CEO and CFO on an annual basis was appropriately aligned with its annual performance rankings relative to peers.

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long-term performance levels, supportive of share owners’ interests.

Compensation Benchmarking

While realizable pay examines the pay and performance alignment of the Company’s programs, the Committee annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives, cash compensation (base salary + annual incentives), long-term incentives (“LTI”) and direct compensation (base salary + annual incentives + LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (options versus stock awards and service versus performance-based awards). The objectives of this review are to ensure the programs are aligned with the Company’s pay philosophy, which targets market median and also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

•                  Proxies of companies in the comparator group used to benchmark pay (shown below). Proxy data is only considered for the Company’s CEO and CFO.

•                  Surveys published by Aon Hewitt, Mercer and Willis Towers Watson, which provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit, are used to assess the target compensation for other senior leaders.

Comparator Group Companies

While there is no other company of comparable size to O-I that also focuses purely on glass container production, the group of comparator companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and manufacturing sectors, including a couple large, local manufacturers, that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the comparator group companies in 2016, the Committee elected not to make any changes to the comparator group.

		Dollars in Millions				% Revs.
			Total	Mkt.	Enter.	Outside	# of
Company		Revs.(1)	Assets(1)	Cap(2)	Value(2)	U.S.(3)	Emp.
The Goodyear Tire & Rubber Company	Tires and Rubber	15,158	16,511	8,059	13,339	46%	66,000
WestRock Company	Paper Packaging	14,172	23,038	12,582	18,145	17%	39,000
Ingersoll-Rand Plc	Industrial Machinery	13,509	17,397	19,385	22,017	35%	45,000
Parker-Hannifin Corporation	Industrial Machinery	11,361	12,057	18,676	19,788	37%	48,950
Ball Corporation	Metal and Glass Containers	9,116	16,378	13,123	20,682	82%	18,450
Tenneco Inc.	Auto Parts and Equipment	8,599	4,342	3,438	4,623	51%	31,000
Crown Holdings Inc.	Metal and Glass Containers	8,284	9,599	7,349	12,400	59%	24,000
Sealed Air Corporation	Paper Packaging	6,778	7,389	8,765	13,093	58%	23,000
Terex Corporation(4),(5)	Construction Machinery and Heavy Trucks	6,157	5,569	3,339	4,790	60%	20,400
Avery Dennison Corporation(5)	Paper Packaging	6,087	4,396	6,249	7,342	76%	25,000
Dana Holding Corporation	Auto Parts and Equipment	5,826	4,860	2,730	3,639	54%	24,900
Packaging Corporation of America(5),(6)	Paper Packaging	5,779	3,424	7,921	10,315	3%	13,000
Owens Coming	Building Products	5,677	7,741	5,843	7,939	30%	16,000
Sonoco Products Co.(5)	Paper Packaging	4,783	3,923	5,262	6,217	54%	20,000
Graphic Packaging Holding Company	Paper Packaging	4,298	4,603	3,963	6,173	16%	13,000
Bemis Company, Inc.	Paper Packaging	4,004	3,716	4,481	5,905	34%	17,678
Silgan Holdings Inc.(5)	Metal and Glass Containers	3,613	3,149	2,817	4,543	20%	9,720
Greif, Inc.	Metal and Glass Containers	3,324	3,153	2,810	3,826	52%	12,370
75th Percentile		8,987	11,442	8,588	13,277	57%	29,500
50th Percentile		6,122	5,215	6,046	7,640	48%	21,700
25th Percentile		5,006	4,028	3,570	5,069	31%	16,420
Owens-Illinois, Inc.	Metal and Glass Containers	6,702	9,135	2,824	8,239	67%	27,000
O-I Percentile Rank		58%	69%	12%	54%	91%	73%

(1)           Fiscal 2016 financial data

(2)           Data as of 12/31/16

(3)           Enterprise value defined as market capitalization plus total debt plus total preferred equity plus minority interest plus cash and short-term investments

(4)           Select companies data represent revenues for sales outside North America

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, annual incentive and long-term incentives. Although the Company’s pay philosophy targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk”—based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2016, the CEO had 86% of his target total direct compensation “at risk” and the other NEOs had approximately 67% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company’s pay philosophy, market pay data used to establish individual executive’s compensation, and internal equity pay considerations.

The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriate performance objectives, and regularly testing the relationship between pay and performance.

Base Pay

The base pay program is designed to ensure the Company’s ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries according to current market conditions, Company performance, individual performance, previous experience, potential and the results of benchmarking against market data. Merit pay budgets are set annually based on external labor market trends, business performance, inflation, and other pertinent factors. In 2016, the Company’s merit budget was 3% for the United States and 0% for Switzerland. After considering the factors listed above, the Committee approved a base pay increase of 7% effective April 1, 2016 for Mr. Alvarez. Mr. Alvarez received an additional increase of 9% effective September 1, 2016 as recognition for assuming responsibility for managing operations in Mexico and to reflect his individual performance and development. The Committee elected to not provide an increase to Mr. Torno, who is based in Switzerland where merit increases were not provided. As Mr. Lopez and Ms. Bertsch had recently assumed new roles, January 1, 2016 and November 23, 2015, respectively, no further increase was provided. In addition, the Committee did not provide a base pay increase for neither Messrs. Baehren nor Stroucken as their base salaries were already market competitive.

Short-Term Incentive

The annual incentive is designed to promote the achievement of short-term financial results and motivate individual performance.

Measures

The Committee reviews and approves the performance measures for the STI each year. For 2016, the Committee made the following changes:

•                  Reinstating FCF as a measure for the 2016 STI program. With the exception of the 2015 STI program, FCF has been an STI measure since 2011. FCF remains a key measure for the Company and its share owners, as cash is utilized to fund capital projects for future growth and pay down debt.

•                  Modifying the STI program (for 2016 only) to support the first phase of the Company’s transformation plan focused on stabilizing the business, achieving consistent execution across geographies and establishing a “one enterprise” operating environment, by introducing specific line-of-sight metrics including manufacturing metrics, a customer metric, a supply chain metric, and a safety metric, in addition to key financial metrics of EBIT and FCF.

•                  Rewarding the senior leadership team, including Regional Presidents, based on Enterprise performance, in an effort to encourage the senior leadership team to leverage one region of the company to compensate for pressures in another region.

The Committee has and will continue to review incentive support for evolving corporate strategies and to ensure incentive plan measures reflect the needs of the business as well as the drivers of share owner value. Changes made to the program in 2016 were to align with the first phase of the transformational journey. For 2017, the Committee elected to return to financial measures (EBIT and FCF) as the only incentive measures for short term performance.

The measures used in the 2016 STI include:

Measure	Weight	Definition
Financial Measures:

EBIT	40%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that occur during the performance period.

FCF	20%

Cash provided by continuing operating activities less additions to property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirements for pensions that were not included in the Company’s budget. Results were further adjusted to exclude the Value Added Tax (“VAT”) refund related to the Vitro Food and Beverage acquisition.

Performance Measures (Threshold EBIT performance had to be achieved for any payout under these Performance Measures):

Revenue from Strategic Customers	10%	Revenue from strategic customers adjusted for changes in foreign currency exchange rates and variance from budgeted inflation.

Inventory Days of Sales (“IDS”)	10%	The total number of days a company takes to sell its inventory on hand.

Total Recordable Injury Rate (“TRIR”)	10%	The number of recordable incidents (lost time injuries and medical treatment injuries) multiplied by 200,000 hours and then divided by the actual number of person-hours worked during the year.

Pack to Pull (“PTP”)	5%	Production tonnes packed divided by tonnes pulled, a manufacturing productivity index.

Product Loss and Customer Claims as % of Standard Cost of Production (“PLCC%”)	5%	A quality metric, post production calculated as (Total Customer Claims plus Finished goods inventory scrap)/Total Standard Cost of Production

The Committee believes these measures improved the balance between accounting (EBIT) vs. value-based metrics (cash flow), financial vs. operating measures and rewarding for results within management’s control versus those outside their ability to influence.  These metrics also aligned with the Company’s strategic objectives for 2016 and supported both short and long-term share owner value creation based on discussions with its investors.

Determining Performance Targets and Measure Weights

The Committee reviews and approves the financial targets and measure weightings set for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry, and other external economic factors for the Company overall, as well as for each business unit. Performance is based on absolute performance.

When setting the targets, the Company conducts an assessment of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates for the Company and its peers, and historic performance of the Company and its peers. The assessment found the Company’s goals for 2016 to be challenging, overall.

The Company must exceed the performance threshold for EBIT before the Performance Measures pay. Assuming threshold performance for EBIT is achieved, each measure stands alone for payment, up to the performance maximum established for each measure.

2016 Performance Results

For 2016, the STI awards for Messrs. Lopez, Alvarez, Baehren, Torno, and Stroucken and Ms. Bertsch were determined by the financial results of the enterprise. The performance targets, results, and payouts for the enterprise are as follows (dollars in millions):

		Performance Range
Weight	Measure	Threshold 30%	Target 100%	Maximum 200%	Adjusted Results		Payout (as % of Target Award)	Weighted Payout (as % of Target Award)
40%	EBIT	$695	$777	$830	$798	(1)	139.2%	55.7%
20%	FCF	$125	$142	$160	$205	(2)	200.0%	40.0%

Performance Measures: *Payout contingent on achievement of EBIT threshold
10%	Revenue from Strategic Customers	$4,700	$5,223	$5,765	$5,288		112.1%	11.2%
10%	IDS	68.9	68.0	64.0	67.1		121.6%	12.2%
10%	TRIR	1.68	1.60	1.40	1.43		185.0%	18.5	%(3)
5%	PTP	87.14%	88.02%	88.90%	87.60%		66.9%	3.3%
5%	PLCC%	1.90%	1.30%	1.20%	1.53%		72.9%	3.6%
		Total Payout:						144.5%

		Payout after Discretionary Reduction for TRIR:						126.0%

(1)                                  See Appendix A for a reconciliation of this measure.

(2)                                  Excludes Mexico Value Added Tax (“VAT”) recovery of $138 million (at constant currency). See Appendix A for a reconciliation of this measure.

(3)                                 The Committee and Management decided that the leadership team should forego the TRIR payout due to the safety incidents that occurred at Company facilities in 2016.

Individual Award Determination

Once the award pool is funded, 80% of each participant’s award is determined based on financial results, while the Committee can adjust the remaining 20% based on the achievement of personal objectives. However, the total amount of the pool funded by the Company’s financial and operating results cannot be exceeded. For the 2016 STI awards, the Committee, with input from the Board of Directors, increased the award for Mr. Lopez by an additional 10% based on his strong performance during his first year as CEO, including his achievement of personal objectives, with consideration given to his total cash compensation compared to his peers. The Committee, with Mr. Lopez’s input, also increased the awards for Ms. Bertsch and Messrs. Alvarez and Torno by an additional 10% based on their contributions and achievement of personal objectives.

Individual Target Opportunities and 2016 STI Payouts

Target awards for each NEO are expressed as a percentage of annual earnings based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance would imply funding of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target.

Target bonuses are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum bonuses capable of producing top quartile pay if maximum performance goals are achieved. If no bonus is paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2016, the individual target opportunities and payouts based on the 2016 performance were as follows:

Name	Target	Actual Payout	Actual Payout (1)
	(% of annual earnings)	(% of annual earnings)	(% of target)
Andres A. Lopez (2)	150%	207.9%	138.6%
Jan A. Bertsch (2)	80%	110.9%	138.6%
Miguel Alvarez (2)	65%	90.1%	138.6%
James W. Baehren	65%	81.9%	126.0%
Vitaliano Torno (2)	65%	90.1%	138.6%
Albert P. L. Stroucken (3)	150%	189.0%	126.0%

(1)                                 The payouts reflect a reduction of 18.5 percentage points off of the earned award of 144.5%, as the Committee and management decided that the leadership team should forego the TRIR payout due to the safety incidents that occurred at Company facilities in 2016.

(2)                                 The payouts for Ms. Bertsch and Messrs. Lopez, Alvarez and Torno reflect an additional 10% payout based on their personal performance and contributions as described above.

(3)                                 The payout for Mr. Stroucken reflects his base earnings through the end of his contract on June 30, 2016.

Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, STI payouts for the enterprise have ranged from 63% to 145% of target, based on the performance levels achieved, with an average payout of 101%. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance.

Long-Term Incentives

Long-term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool.

Equity Grant Practices

The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the Committee, the Company reviews the prior year grants, current competitive market data, annual share usage and total potential dilution data, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria.

The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval/grant (or the last business day prior to the grant date if the grant date falls on a non-business day).

The Committee has established a common grant date of March 7 of each year as the date of grant for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs. In addition, a common grant date for annual grants minimizes the perception of market timing. The Committee retains the discretion to make equity grants off-cycle for situations such as promotions and market compensation.

LTI Mix

The Company’s LTI vehicle mix is balanced between performance and time-based vehicles and between full-value and appreciation vehicles. NEOs receive a combination of performance share units, stock options and restricted stock units, with 50% of the award delivered in the form of performance share units in order to further focus executives on achieving long-term financial goals, reducing potential dilution, and better managing the Company’s share reserve. The remainder of the targeted LTI value is balanced between stock options and restricted stock units and is intended to balance incentive opportunities with share owner alignment and retention considerations. The Committee believes that delivering the award value via three forms of equity provides a balanced incentive program that also limits compensation plan risk. The allocation among the three forms of equity incentives is as follows:

Performance share units and stock options have a strong pay for performance orientation. They are a large enough portion of overall potential compensation to have a meaningful impact on the NEO’s total realized compensation depending on Company performance and total share owner return. Restricted stock units are intended to foster long-term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. The use and overall weighting of performance share units focus executives on fundamental long-term financial goals in addition to stock price performance. This combination of long-term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the Committee determines an overall equity award, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the NEOs receiving equity grants with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

Name	Target Award Value
Andres A. Lopez	$3,875,000
Jan A. Bertsch	1,300,000
Miguel Alvarez (1)	450,000
James W. Baehren	600,000
Vitaliano Torno	350,000
Albert P. L. Stroucken (2)	2,622,500

(1)                                 Mr. Alvarez received an annual grant with a target award value of $350,000. He then received a subsequent off-cycle special equity award with a target award value of $100,000 in September to recognize increased responsibility for managing O-I Mexico and to bring his annual grant value in line with the target value for the expanded role.

(2)                                 Mr. Stroucken received a prorated annual grant with a target award value of $2,622,500, half of his prior year’s target award value, to reflect his time worked in 2016.

The amount ultimately earned under this plan for stock options and restricted stock units will be a result of the performance of the Company’s stock. The amount earned for performance share units will be a result of the performance of the Company’s stock as well as the Company’s performance against pre-established three-year financial goals.

Stock Options

To determine the number of stock options awarded, 25% of the total LTI award value is divided by the Black-Scholes value of the option on the date of the grant. For example, assuming an overall LTI award of $100,000, Common Stock price of $20.00, and Black-Scholes value of the option of $7.00, the number of options granted would be calculated as follows:

$100,000 X 25% = $25,000 / $7.00 = 3,571 options

Stock options granted under the LTI program vest 25% on each of the four anniversaries following the grant date. The options expire after a term of seven years.

Restricted Stock Units

To determine the number of restricted stock units awarded, 25% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall total LTI award of $100,000 and Common Stock price of $20.00, the number of restricted stock units granted would be calculated as follows:

$100,000 X 25% = $25,000 / $20.00 = 1,250 restricted stock units

Restricted stock units vest 25% on each of the four anniversaries following the grant date.

Performance Share Units

Performance share units (“PSUs”) are meant to reward financial performance of the Company over a three-year cycle. The PSUs are entirely based on the financial performance of the Company as a whole (total or consolidated O-I results), as this increases the focus on long-term results that drive share owner value. Grants made in 2014 had a performance cycle of January 1, 2014—December 31, 2016; 2015 grants have a performance cycle of January 1, 2015—December 31, 2017; and 2016 grants have a performance cycle of January 1, 2016—December 31, 2018.

Aside from certain exceptions, performance share units do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria for each three-year performance cycle are approved by the Committee at the grant date. The performance share units granted in 2016 (as with those granted in 2015) measure the Company’s performance over the three-year period based on the measures shown in the following table.

Measure	Weight	Definition
Return on Invested Capital (“ROIC”)	45%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income (“AOCI”, which includes effects of currency and pension asset/liability changes).

Adjusted Net Earnings per Share (“EPS”)	45%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures, the impact of changes in foreign currency exchange rates and non-service pension costs.

Organic Revenue Growth	10%	Consolidated net sales adjusted to exclude the impact of acquisitions and divestitures as well as the impact of changes in foreign currency exchange rates.

(1)                                 EBIT not adjusted for foreign exchange.

The performance share units granted in 2014 measure the Company’s performance over the three-year period based on ROIC and EPS (weighted at 50% each).

The Committee excludes certain items from determining the Company’s performance relative to its PSU metrics: changes in AOCI, non-service pension costs, impact of acquisition/divestitures and changes in foreign currency exchange rates for organic revenue growth only. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the Committee’s objectives.

For grants made in 2014, the threshold, target and maximum values for the performance criteria are determined considering the Company’s true cost of capital and market expectations for earnings growth. For grants made in 2015 and 2016, the threshold, target and maximum values for the performance criteria are determined considering the Company’s true cost of capital and historical performance. When setting the targets, the Committee’s independent compensation advisor conducts a difficulty assessment from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance, and analyst estimates for peers.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the Committee for the three-year period. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for the measure. Funding at threshold performance was increased from 0% to 30% for 2015 grants to bring it more in line with market practices. The Committee felt this change was warranted given the difficulty associated with the Company’s annual incentive goals and the level of performance (relative to plan) required to achieve minimum results. Funding at maximum results (200% of target) was maintained as it continues to reflect market norms.

The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

To determine the number of performance share units to grant, 50% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and Common Stock price of $20.00, the number of performance share units granted would be calculated as follows:

$100,000 X 50% = $50,000 / $20.00 = 2,500 performance share units

If the performance goals are met at the end of the performance period, performance share units are paid out in an equivalent number of shares of Common Stock.

PSU 2014-16 cycle results

For the 2014-2016 performance cycle, performance was above the threshold payout level, but below target level, for ROIC and below the minimum payout threshold for EPS. The total LTI payout was 28.9%.

	Weight	Threshold	Target	Maximum	Actual		Payout (as % of Target Award)	Weighted Payout (as % of Target Award)
ROIC	50%	9.38%	11.38%	12.38%	10.54	%(1)	57.8%	28.9%
EPS	50%	$3.25	$3.54	$3.85	$2.00	(1)	0.0%	0.0%
Total Payout (as % of Target Award)								28.9%

(1)                                 See Appendix A for a reconciliation of these measures.

PSU Payout History

Since the Company’s PSUs are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incent improvement over prior years. For EPS and Revenue measures, threshold performance is set at or above prior period’s actual performance level, so no payout is generated if performance declines. For ROIC, threshold performance is set at prior period’s weighted average cost of capital (WACC), so no payout is generated unless the Company is creating value for share owners. Over the past five years, PSU payouts have ranged from 28% to 100% of target, based on the performance levels achieved. The payout average over the past five years was 52%.

Double Trigger Change in Control Vesting for Equity Awards

The Company eliminated “single-trigger” accelerated vesting upon a change in control and now requires a “double-trigger,” or both a change in control and an involuntary termination in order for the equity awards to vest under the Company’s broad-based equity plan. This change was effective for awards granted in 2015 and going forward and was made to align with best practices and the long-term interests of the Company’s share owners.

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all of the NEOs, with the objective of better aligning executives’ interests with those of share owners.

The guidelines are as follows:

•                  Chairman & CEO—5 times base salary

•                  Senior Business / Function Leaders—2.5 times base salary

•                  Other Key Leaders (as designated by CEO)—1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance share awards (at target) and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership guidelines are met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises, or vested restricted stock units or performance share units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays in promotions and / or future compensation increases.

Ownership achievement against guidelines is measured at June 30 each calendar year, based on a 200-day moving average of the stock price. For the 2016 review, all of the NEOs significantly exceeded their ownership guidelines, or were well on the way to fulfilling their obligations within the five year timeframe, as shown below:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2016 (as a multiple of salary)
Andres A. Lopez	5.0 × salary	6.4 × salary
Jan A. Bertsch	2.5 × salary	7.1 × salary
Miguel Alvarez (1)	2.5 × salary	1.5 × salary
James W. Baehren	2.5 × salary	5.7 × salary
Vitaliano Torno (1)	2.5 × salary	1.5 × salary

(1)         Messrs. Alvarez and Torno were designated Senior Business / Function Leaders effective January 1, 2016 and have until January 1, 2021 to achieve an ownership level of 2.5 times base salary

Anti-Hedging and Pledging Policies

The Company’s Addendum to Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt or from pledging the Company’s securities without first obtaining approval from the Company’s General Counsel (with notification to the Committee).

Compensation Recovery (Clawback) Policy

In January 2014, the Company adopted a Compensation Recovery Policy to allow the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three-year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who reports or reported to the CEO.

Risk Assessment

The Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. Relative to last year, the Company made a few changes to its executive pay program for 2016, which included the addition of five operating measures to the STI program in order to support the first phase of the company’s transformation. Other aspects of O-I’s program (e.g., performance ranges, incentive payout ranges, forms of LTI awarded, LTI mix and LTI performance metrics) remained the same. As a result, the Committee did not believe these changes would encourage excessive risk taking amongst its executives.

This risk assessment concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company.

In reaching this conclusion, the Company took into account that several items mitigate the Company’s level of risk exposure, such as:

•                  The Company’s business model and related incentive plans are generally consistent across all of its regions; none contributes more than half of the Company’s revenues or operating profits;

•                  The Company has a balanced mix of LTI vehicles and its pay mix is generally consistent with peer practices;

•                  There is a direct cap on payouts (i.e. 200% of target for the STI and for performance share units) and the Committee has the ability to adjust performance goals and bonus payouts to help limit risk;

•                  The Company’s incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation, and capital efficiency;

•                  Target setting considers internal budgeting and external market factors;

•                  Multiple LTI equity vehicles, stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;

•                  The compensation recovery (clawback) policy that allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

•                  The Company has double trigger change in control vesting for equity awards, beginning with awards made in 2015;

•                  An anti-hedging policy, as well as a pre-clearance policy regarding equity transactions (including pledging), help prevent material adverse risk; and

•                  The Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Regulatory Considerations

The Company’s incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Employment Agreements and Executive Severance Policy

Mr. Stroucken was the only named executive officer with an employment agreement that provides for severance. The terms of such agreement were previously disclosed on Form 8-K dated October 26, 2011. This agreement ended on June 30, 2016. All other named executive officers are eligible for severance under the Company’s Executive Severance Policy in the event that the executive is terminated without cause at any time, or if during the twenty-four month period following a change in control (as determined under the Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus continued health benefits at the active employee cost for twenty-four months. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. Executives will also be entitled to standard outplacement benefits offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after-tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefits plan for all its U.S.-based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

The Company also maintains supplemental universal life insurance benefits for its designated executives prior to 2006, including Messrs. Lopez, Baehren and Torno. Six months and one day after retirement, the paid-up policy is distributed to the NEO. The retiring NEO also receives a tax reimbursement for the value of the policy. In 2006, the Company closed this plan to new entrants. Ms. Bertsch and Mr. Alvarez are covered by a term life policy. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

The Owens-Illinois Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post- December 31, 2004, however, are eligible to be paid only on an annuity basis. The Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date. Also effective December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit January 1, 2016 or later.

As a qualified plan, benefits under the Owens-Illinois Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan (“SRBP”). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Stroucken accrued a benefit under this plan through the end of his employment on June 30, 2016, pursuant to the terms of his employment agreement. Mr. Baehren’s benefit is funded by a secular trust life insurance policy designed to provide a cash accumulation equal, on an after-tax basis, to 70% of the SRBP benefit at the later of three policy years or attainment of age 62. Mr. Torno is eligible for benefits under the Swiss Pension Plan.

The Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant’s contribution up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also makes a contribution of 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to the IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”). This plan allows for deferrals on a pre-tax basis. The investment funds available are the same as those in the SPASP, with the exception of grandfathered deferrals into the cash account (for Mr. Baehren).

Other Benefits

The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include executive physicals, and financial planning and tax preparation. Mr. Lopez is also eligible for restricted personal use of the Company aircraft. Mr. Baehren received an automobile allowance under a grandfathered arrangement and Mr. Torno receives a leased vehicle as part of his Swiss compensation package. Mr. Stroucken, former CEO, received an automobile allowance and restricted personal use of the Company aircraft through the end of his employment on June 30, 2016.

The following tables show the benefits and perquisites available to each NEO in 2016:

Company Benefits & Perquisites U.S. Executives	Value Provided by the Company	Lopez	Bertsch	Alvarez	Baehren	Stroucken
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X
Retiree Medical		X
Supplemental Universal Life (hired prior to 2006)	3x Base Salary	X			X
Supplemental Term Life (hired after 2006)	3x Base Salary		X	X		X
Retirement—Qualified
Salary Retirement Plan (DB(1))(3)	1.212% × Pay(4) × Service + 0.176% × Pay(5) × Service	X			X
Stock Purchase & Savings Program (DC(2))	3% Base Salary(6)	X	X	X	X	X
Stock Purchase & Savings Program (DC(2))	50% up to first 10% Base Salary + annual incentive(8)	X	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB(1))	1.212% × Pay(4) × Service + 0.176% × Pay(5) × Service	X			X	X
Unfunded Executive Deferred Savings Plan (DC(2))	Defer up to 100% Base Salary with Interest(7)	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC(2))	3% Base Salary(6)	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC(2))	50% up to first 10% Base Salary + annual incentive(8)	X	X	X	X	X
Perquisites
Car Allowance	$2,000 per month				X	X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X	X
Physical Examination	Up to $3,500 per year	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year(9)	X				X

Company Benefits & Perquisites Swiss Executives	Value Provided by the Company	Torno
Health & Welfare
Supplemental Universal Life (hired prior to 2006)	$200,000 death benefit	X
Retirement
Swiss Pension Plan (DB(1))(10)		X
Perquisites
Leased Automobile		X
Financial Planning & Tax Preparation	Up to $15,000 per year	X
Physical Examination	Up to $3,500 per year	X

(1)                                 DB = Defined Benefit (e.g., pension plan); Mr. Baehren has a secular trust arrangement for his Non-qualified Supplemental Retirement Benefit Plan (DB).

(2)                                 DC = Defined Contribution (e.g., 401(k) plan)

(3)                                 Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez’s Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez’s International Plan benefit is from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company.

(4)                                 Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

(5)                                 Pay = average annual earnings above the Social Security wage rate at retirement

(6)                                 The Company contributes 3% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

(7)                                 For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.

(8)                                 The Company matches 50% of the participant’s contribution to the Stock Purchase & Savings Program up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant’s contribution up to the first 10% of base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

(9)                                 Pursuant to Board policy, for security reasons, the Company’s CEO generally uses the Company aircraft for both business and personal travel. Personal use of the Company aircraft is limited to 50 hours per year.

(10)                          Cash balance occupational benefits plan as required per Swiss pension laws.

Due to existing contractual arrangements, gross-ups on payments made for executive life insurance and secular trust benefits have been continued only for those participants already covered by such benefits. Mr. Baehren is eligible for tax gross-up on the annual economic value of an executive life insurance benefit and on payments made into his secular trust arrangement. Mr. Lopez is eligible for tax gross-up on the annual economic value of an executive life insurance benefit. These benefits are not available to new entrants. The Committee had previously reviewed the existing arrangements and determined that it was not in the share owners’ best interest to incur the costs to eliminate these contractually based benefits for those who were eligible.

The Company previously eliminated all tax gross-ups on personal use of Company aircraft, financial planning and tax preparation.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). See description of the Committee above under the heading “Board and Committee Membership.”

Executive Compensation Consultant

To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company’s executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

Since 2014, the Committee has engaged Pay Governance as its executive compensation consultant. The Company does not engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2016 specifically, the compensation consultant supported the Committee by: (i) reviewing the comparator group used by the Committee for benchmarking; (ii) providing competitive market data on compensation for executives; (iii) analyzing the historical alignment of the Company’s pay and performance versus the comparator group; (iv) providing advice with respect to executive compensation matters, including annual and long-term incentive plan design, difficulty of the Company’s incentive plan goals, share utilization and pay mix; (v) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vi) assisting the Company in its proxy disclosure and Say-on-Pay proposal; (vi) advising the Committee about regulatory and legislative updates as well as market trends; and (vii) assessing the competitiveness of the Company’s pay program for directors.

In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee’s direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

•                  provision of other services by the consulting firm;

•                  amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;

•                  the policies and procedures that each consultant has in place to prevent conflicts of interest;

•                  any business or personal relationships of the consultant with any members of the Committee;

•                  any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and

•                  any business or personal relationships between Company executives and the compensation consulting firm.

Based on that review, the Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the Committee candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

•                  is engaged by and reports directly to the Committee and its Chair;

•                  can be terminated only by the Committee or its Chair;

•                  meets as needed with the Committee in executive sessions that are not attended by any of the Company’s officers;

•                  has direct access to all members of the Committee during and between meetings;

•                  does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

•                  cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Outside Legal Counsel

When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

Chief Executive Officer

The Company’s CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Administrative Officer

The Senior Vice President and Chief Administrative Officer (“SVP CAO”) is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee’s planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee’s executive compensation consultant; and preparing appropriate materials for review by the Committee. The SVP CAO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

In this role, the SVP CAO normally consults with the Chief Executive Officer, Chief Financial Officer, General Counsel and the Corporate Secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Other Executive Officers

The Company’s Chief Financial Officer prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee’s request, the Chief Financial Officer provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays an active role in development of the goals presented for approval in incentive compensation plan design.

The General Counsel participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

The Corporate Secretary also participates in Committee meetings, taking appropriate minutes to preserve a record of discussion and actions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Hari N. Nair, Chair

Gary F. Colter

Peter S. Hellman

Hugh H. Roberts

Dennis K. Williams

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non- Qualified Deferred Comp Earnings ($)(4)	All Other Compensation (5)	Total

Andres A. Lopez	2016	$850,000	$—	$2,906,260	$968,749	$1,767,150	$255,613	$190,734	$6,938,506
Chief Executive Officer (“CEO”)	2015	591,667	0	1,598,358	499,998	327,255	399,164	315,211	3,731,653
	2014	425,833	0	651,584	187,492	265,436	599,214	358,054	2,487,613

Jan A. Bertsch	2016	$650,000	$—	$974,999	$325,000	$720,720	$—	$64,216	$2,734,935
Senior Vice President and Chief Financial Officer (“CFO”)	2015	69,167	0	3,475,002	324,999	34,915	0	83,176	3,987,259

Miguel I. Alvarez	2016	$380,467	$—	$337,498	$112,499	$342,762	$—	$297,702	$1,470,928
President, O-I Latin America

James W. Baehren	2016	$450,000	$—	$450,010	$149,998	$368,550	$—	$98,069	$1,516,627
Senior Vice President, and General Counsel	2015	446,750	0	543,565	150,002	183,235	280,177	70,399	1,674,128
	2014	434,000	0	545,820	150,002	275,048	541,469	67,989	2,014,328

Vitaliano Torno (6)	2016	$507,305	$—	$258,439	$86,149	$457,031	$250,635	$37,699	$1,597,258
President, O-I Europe

Albert P. L. Stroucken (7)	2016	$539,000	$—	$1,748,328	$874,169	$1,018,710	$200,761	$80,226	$4,461,194
Former Executive Chairman of the Board	2015	1,078,000	0	3,933,736	1,311,251	1,020,327	647,758	123,540	8,114,612
	2014	1,070,750	0	4,485,109	1,311,245	1,252,777	779,064	143,657	9,042,602

(1)                                     Amounts in this column reflect the grant date fair market value of restricted stock units and performance share units granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 14 to the Consolidated Financial Statements for 2016 contained in the Annual Report Form 10-K filed with the SEC on February 10, 2017.

In the event the performance share units pay out at maximum value, the total potential values for grants of restricted stock units and performance share units are:

For Mr. Lopez for 2016, $4,843,767; 2015, $2,598,357; 2014, $1,026,579.

For Ms. Bertsch for 2016, $1,624,994; 2015, $4,125,006.

For Mr. Alvarez for 2016, $562,497.

For Mr. Baehren for 2016, $750,017; 2015, $843,560; 2014, $845,812.

For Mr. Torno for 2016, $430,731.

For Mr. Stroucken for 2016, $3,496,657; 2015, $6,556,227; 2014, $7,107,604.

(2)                                     Amounts in this column reflect the grant date fair market value of options granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 14 to the Consolidated Financial Statements for 2016 contained in the Annual Report Form 10-K filed with the SEC on February 10, 2017.

(3)                                     Amounts in this column reflect STI awards made pursuant to the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan for the year indicated.

(4)                                     Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Lopez—the Salary Retirement Plan, the Supplemental Retirement Benefit Plan, and the International Pension Plan; Mr. Baehren—the Salary Retirement Plan and the Supplemental Retirement Benefit Plan; Mr. Torno — the

Swiss Pension Plan; and Mr. Stroucken—the Supplemental Retirement Benefit Plan. The pension value actuarially decreased for Mr. Baehren, however is shown here as zero, consistent with reporting guidelines.

The Company closed participation to the Salary Retirement Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Ms. Bertsch and Mr. Alvarez do not participate in these plans.

The Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date.

The Company’s NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

(5)                                     All other compensation for 2016 is summarized below:

	Executive Life Insurance Premium (a)	Personal Use of Company Aircraft (b)	Company Contributions to Qualified Stock Purchase & Savings Program (c)	Company Contributions to Non- Qualified Executive Deferred Savings Program (d)	International Assignment / Relocation (e)	Payments in Regard to Termination of Employment (f)	Other Miscellaneous Income (g)	Tax Payments (h)	Total

Andres A. Lopez	$8,640	$23,681	$21,200	$0	$30,050	$0	$7,224	$99,939	$190,734
Jan A. Bertsch	4,225	0	18,500	35,246	0	0	6,245	0	$64,216
Miguel I. Alvarez	2,670	0	21,200	0	175,268	0	0	98,564	$297,702
James W. Baehren	16,305	0	19,875	16,125	0	0	32,515	13,249	$98,069
Vitaliano Torno	4,458	0	0	0	0	0	33,241	0	$37,699
Albert P. L. Stroucken	3,246	12,780	7,950	0	0	26,950	29,300	0	$80,226

(a)                                      Actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage. For Mr. Torno this amount represents actual premium payments for executive life insurance policy with death benefits of $200,000.

(b)                                     The amount shown in this column represents the variable costs for personal use of Company aircraft by the NEOs. Pursuant to Board policy, for security reasons the Company’s CEO generally uses the Company aircraft for both business and personal travel. No other NEOs use the Company aircraft for personal use. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, on board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(c)                                      The amount shown in this column for Mr. Lopez represents the Company match of $13,250 plus the 3% Company base salary contribution of $7,950 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Ms. Bertsch represents the Company match of $12,000 plus the 3% Company base salary contribution of $6,500 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Alvarez represents the Company match of $13,250 plus the 3% Company base salary contribution of $7,950 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Baehren represents the Company match of $12,000 plus the 3% Company base salary contribution of $7,875 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Stroucken represents the 3% Company base salary contribution of $7,950 to the qualified Stock Purchase & Savings Program.

(d)                                     The amount shown in this column for Ms. Bertsch represents the Company match of $22,246 plus the 3% Company base salary contribution of $13,000 to the non-qualified Executive Deferred Savings Plan.

The amount shown in this column for Mr. Baehren represents the Company match of $10,500 plus the 3% Company base salary contribution of $5,625 to the non-qualified Executive Deferred Savings Plan.

(e)                                      The amount shown in this column for Mr. Lopez represents amounts related to his relocation to Ohio (from Florida) upon his promotion to President O-I Americas and includes $17,629 for household goods storage costs, $10,776 for storage insurance and $1,645 for shipment of his automobile.

The amount shown in this column for Mr. Alvarez represents amounts related to his relocation to Florida (from Sao Paulo, Brazil) upon his promotion to President O-I Latin America and includes $174,000 for transition payment and $1,268 for language services.

(f)                                       The amount shown in this column for Mr. Stroucken represents $26,950 for the payout of unused vacation time upon his termination of employment.

(g)                                      The amount shown in this column for Mr. Lopez represents $1,500 for reimbursement of professional advice related to tax, estate planning and financial planning; $1,325 for the cost of an executive physical; and $4,399 for the personal use of a car service.

The amount shown in this column for Ms. Bertsch represents $6,245 for reimbursement of professional advice related to tax, estate planning and financial planning.

The amount shown in this column for Mr. Baehren represents $8,515 for reimbursement of professional advice related to tax, estate planning and financial planning and an automobile allowance of $24,000.

The amount shown in this column for Mr. Torno represents $29,228 for lease cost of automobile and $4,013 for reimbursement of professional advice related to tax, estate planning and financial planning.

The amount shown in this column for Mr. Stroucken represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning; $2,300 for the cost of an executive physical; and an automobile allowance of $12,000.

(h)                                     With respect to Messrs. Lopez and Baehren, the amounts shown in this column include $8,700 and $13,249 respectively, for tax gross ups on life insurance benefits. These amounts are attributable to premiums paid during 2016 by the Company in connection with life insurance policies issued pursuant to the Owens Illinois Executive Life Insurance Plan and participation agreements entered into with the Company.

For Mr. Lopez, the amount also includes $32,673 for tax equalization, $15,984 for tax gross up on tax equalization, $16,904 for gross up on storage of household goods, $10,333 gross up on storage insurance, and $15,345 gross up on taxes paid on Mr. Lopez’s behalf.

For Mr. Alvarez, the amount also includes $19,418 for tax equalization, $7,310 for gross up on tax equalization, $916 for gross up on language services, and $70,920 for gross up on the transition payment.

(6)                                     For Mr. Torno, amounts paid in Swiss Francs were translated to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2016.

(7)                                     Effective January 1, 2016, in accordance with the CEO succession plan, Mr. Stroucken relinquished his role as CEO, but retained his role as the Executive Chairman of the Board of Directors until the annual shareholders meeting in May 2016. Mr. Stroucken retired on June 30, 2016 upon expiration of his employment contract.

GRANTS OF PLAN-BASED AWARDS IN 2016

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($ Per	Grant Date Value of Stock and Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	(3)	Share)(4)	Awards (5)

Andres A. Lopez	3/7/2016		$382,500	$1,275,000	$2,550,000	38,621	128,738	257,476	64,369	194,528	$15.05	$3,875,010

Jan A. Bertsch	3/7/2016		$156,000	520,000	1,040,000	12,957	43,189	86,378	21,595	65,261	15.05	1,299,999

Miguel I. Alvarez	3/7/2016		$74,191	247,304	494,608	3,488	11,628	23,256	5,814	17,570	15.05	350,001
	9/1/2016	(6)				844	2,812	5,624	1,406	4,417	17.78	99,996

James W. Baehren	3/7/2016		$87,750	292,500	585,000	5,980	19,934	39,868	9,967	30,120	15.05	600,008

Vitaliano Torno	3/7/2016		$98,925	329,748	659,496	3,434	11,448	22,896	5,724	17,299	15.05	344,588

Albert P. L. Stroucken	3/7/2016		$242,550	808,500	1,617,000	34,850	116,168	232,336	0	175,536	15.05	2,622,498

(1)                                     These columns show the amounts representing the annual incentive opportunity available under the STI. See “Compensation Discussion and Analysis—Annual Incentive” for further discussion. Amounts indicated are based on a percentage of the base salary earned in 2016. Actual payouts vary based on final performance results and range from 30% to 200% of target.

(2)                                     These columns show the performance share units granted in 2016 to each of the NEOs under the Company’s Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 30% to 200% of target. Earned performance share units will be paid in shares of Common Stock in March 2019.

(3)                                     This column shows the number of stock options granted in 2016 to each of the NEOs under the Company’s Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. The options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date.

(4)                                     This column shows the exercise price for the stock options granted in 2016 to each of the NEOs, which was the closing price of the Company’s Common Stock on the date the Compensation Committee granted the options, or, in cases where the there is no closing price on the date of grant, the price on the last preceding date for which there is a closing price.

(5)                                     The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2017. There can be no assurances that the amounts shown in the table will be realized by the NEO.

In the event the performance share units pay out at maximum value, the total grant date value of stock and option awards are:

For Mr. Lopez: $5,812,517.

For Ms. Bertsch: $1,949,993.

For Mr. Alvarez: $674,996.

For Mr. Baehren: $900,014.

For Mr. Torno: $516,880.

For Mr. Stroucken: $4,370,826.

(6)                                     These values represent shares granted to Mr. Alvarez as recognition for assuming additional responsibilities, his exceptional performance, and potential for long-term contributions to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2016

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options: Exercisable		Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Unit that Have Not Vested(26)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(34)

Andres A. Lopez	2016	0	(2)	194,528	$15.05	3/7/2023	64,369	(13)	$1,120,664	128,738	(28)	$2,241,329
	2015	15,743	(5)	47,229	23.99	3/7/2022	15,631	(17)	272,136	41,684	(31)	725,718
	2015						2,050	(18)	35,691
	2014	3,651	(6)	3,650	25.73	11/3/2021	1,214	(19)	21,136	4,858	(32)	84,578
	2014	4,689	(7)	4,688	33.62	3/7/2021	1,858	(20)	32,348	7,436	(33)	129,461
	2013	7,573	(8)	2,524	26.07	3/7/2020	1,198	(21)	20,857
	2012	8,162	(9)	0	22.69	3/7/2019
	2011	10,160	(10)	0	29.89	3/7/2018
	2010	6,887	(11)	0	31.03	3/7/2017
	2004						1,000	(22)	17,410
	1999						3,000	(25)	52,230

Jan A. Bertsch	2016	0	(2)	65,261	15.05	3/7/2023	21,595	(13)	375,969	43,189	(28)	751,920
	2015	13,342	(3)	40,024	19.19	11/23/2022	12,702	(14)	221,142	33,872	(29)	589,712
	2015						130,276	(15)	2,268,105

Miguel I. Alvarez	2016	0	(1)	4,417	17.78	9/7/2023	1,406	(12)	24,478	2,812	(27)	48,957
	2016	0	(2)	17,570	15.05	3/7/2023	5,814	(13)	101,222	11,628	(28)	202,443
	2015	1,968	(5)	5,904	23.99	3/7/2022	1,953	(17)	34,002	5,211	(31)	90,724
	2014	844	(7)	844	33.62	3/7/2021	334	(20)	5,815	1,338	(33)	23,295
	2013	1,363	(8)	454	26.07	3/7/2020	215	(21)	3,743
	2012	1,632	(9)	0	22.69	3/7/2019
	2011	2,032	(10)	0	29.89	3/7/2018

James W. Baehren	2016	0	(2)	30,120	15.05	3/7/2023	9,967	(13)	173,525	19,934	(28)	347,051
	2015	4,723	(5)	14,169	23.99	3/7/2022	4,689	(17)	81,635	12,505	(31)	217,712
	2015						1,950	(18)	33,950
	2014	5,627	(7)	5,626	33.62	3/7/2021	2,230	(20)	38,824	8,923	(33)	155,349
	2013	9,087	(8)	3,029	26.07	3/7/2020	1,438	(21)	25,036
	2012	13,993	(9)	0	22.69	3/7/2019
	2011	13,208	(10)	0	29.89	3/7/2018
	2010	12,534	(11)	0	31.03	3/7/2017
	2004						15,000	(22)	261,150
	2003						12,000	(23)	208,920
	2002						10,000	(24)	174,100
	1999						3,000	(25)	52,230

Vitaliano Torno	2016	0	(2)	17,299	15.05	3/7/2023	5,724	(13)	99,655	11,448	(28)	199,310
	2015	768	(4)	2,303	24.92	5/4/2022	752	(16)	13,092	2,006	(30)	34,924
	2015	1,181	(5)	3,542	23.99	3/7/2022	1,172	(17)	20,405	3,126	(31)	54,424
	2014	1,032	(7)	1,031	33.62	3/7/2021	408	(20)	7,103	1,636	(33)	28,483
	2013	1,651	(8)	550	26.07	3/7/2020	261	(21)	4,544
	2012	2,332	(9)	0	22.69	3/7/2019
	2011	2,903	(10)	0	29.89	3/7/2018
	2010	2,617	(11)	0	31.03	3/7/2017
	2004						2,000	(22)	34,820
	2003						1,000	(23)	17,410
	2002						1,000	(24)	17,410
	1999						3,000	(25)	52,230

Albert P. L. Stroucken	2016	0	(2)	175,536	15.05	3/7/2023				116,168	(28)	2,022,485
	2015	41,287	(5)	123,858	23.99	3/7/2022	40,993	(17)	$713,688	109,316	(31)	1,903,192
	2014	49,184	(7)	49,184	33.62	3/7/2021	19,500	(20)	339,495	78,004	(33)	1,358,050
	2013	79,438	(8)	26,479	26.07	3/7/2020	12,574	(21)	218,913
	2012	104,944	(9)	0	22.69	3/7/2019
	2011	123,454	(10)	0	29.89	3/7/2018
	2010	111,570	(11)	0	31.03	3/7/2017

OPTION AWARD VESTING SCHEDULE

		Option	Vesting Dates
	Option Grant Date	Price	25%	25%	25%	25%
(1)	September 1, 2016	$17.78	9/1/17	9/1/18	9/1/19	9/1/20
(2)	March 7, 2016	$15.05	3/7/17	3/7/18	3/7/19	3/7/20
(3)	November 23, 2015	$19.19	11/23/16	11/23/17	11/23/18	11/23/19
(4)	May 4, 2015	$24.92	5/4/16	5/4/17	5/4/18	5/4/19
(5)	March 7, 2015	$23.99	3/7/16	3/7/17	3/7/18	3/7/19
(6)	November 3, 2014	$25.73	11/3/15	11/3/16	11/3/17	11/3/18
(7)	March 7, 2014	$33.62	3/7/15	3/7/16	3/7/17	3/7/18
(8)	March 7, 2013	$26.07	3/7/14	3/7/15	3/7/16	3/7/17
(9)	March 7, 2012	$22.69	3/7/13	3/7/14	3/7/15	3/7/16
(10)	March 7, 2011	$29.89	3/7/12	3/7/13	3/7/14	3/7/15
(11)	March 7, 2010	$31.03	3/7/11	3/7/12	3/7/13	3/7/14

RESTRICTED STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(12)	September 1, 2016	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(13)	March 7, 2016	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(14)	November 23, 2015	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(15)	November 23, 2015 (Special)	The restriction on these shares lapse in full on the third anniversary of the grant date.

(16)	May 4, 2015	The restriction on these shares lapse in full on the third anniversary of the grant date.

(17)	March 7, 2015 (Annual)	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(18)	March 7, 2015 (Discretionary)	The restriction on these shares lapse in equal annual installments on each of the first two anniversaries of the grant date.

(19)	November 3, 2014	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(20)	March 7, 2014 (Annual)	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(21)	March 7, 2013	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(22)	March 10, 2004

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(23)	February 17, 2003

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(24)	February 2, 2002

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(25)	May 17, 1999

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(26)	Market value is computed based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2016 ($17.41), the last business day of the year.

PERFORMANCE SHARE VESTING SCHEDULE

	Grant Date	Vesting Terms

(27)	September 1, 2016	Performance shares for the grant period of 2016-2018. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(28)	March 7, 2016	Performance shares for the grant period of 2016-2018. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(29)	November 23, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(30)	May 4, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(31)	March 7, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(32)	November 3, 2014	Performance shares for the grant period of 2014-2016. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(33)	March 7, 2014	Performance shares for the grant period of 2014-2016. The terms of these performance shares are described in the section entitled “Compensation Discussion and Analysis.”

(34)	Market value is computed based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2016 ($17.41), the last business day of the year.

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards
	Number
	Of Shares	Value	Number of	Value
	Acquired on	Realized	Shares Acquired	Realized
Name	Exercise	on Exercise	On Vesting	on Vesting

Andres A. Lopez	0	$0	17,704	$269,968

Jan A. Bertsch	0	0	4,234	78,583

Miguel I. Alvarez	0	0	2,202	33,316

James W. Baehren	0	0	15,646	236,724

Vitaliano Torno	4,568	13,711	2,564	39,815

Albert P. L. Stroucken	384,615	1,789,482	113,421	1,716,060

PENSION BENEFITS

		12/31/2016
Name (1)	Plan Name	Number of Years of Credited service		Present value of Accumulated Benefit	Payments During Last Fiscal Year

Andres A. Lopez	Salary Retirement Plan	5.00		$130,266	$0
	Supplemental Retirement Benefit Plan	29.92		3,071,518	0
	Total			3,201,784

James W. Baehren	Salary Retirement Plan	23.67		1,891,291	0
	Supplemental Retirement Benefit Plan	23.67		1,649,999	0
	Total			3,541,290

Vitaliano Torno	Swiss Pension Plan	10.42		1,275,358	0
	Total			1,275,358

Albert P. L. Stroucken	Supplemental Retirement Benefit Plan	11	(2)	6,613,507	0
	Total			6,613,507

(1)                                 Ms. Bertsch and Mr. Alvarez are not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan. Additionally, Mr. Alvarez is not a participant in any other foreign pension plan.

(2)                                 Mr. Stroucken’s service includes 1.5 years of additional service in the Supplemental Retirement Benefit Plan, per his employment agreement. The incremental value due to the additional service granted to Mr. Stroucken equals $901,842 as of December 31, 2016.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:

Mortality:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is gender specific RP-2014 projected generationally using MP-2016 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a 50% male 50% female blended RP-2014 annuitant mortality table with MP-2016 generational projection.

Lump Sum Rate (Salary Retirement Plan):	4.20%
Lump Sum Rate (Supplemental Retirement Benefit Plan):	4.22%
Annuity Rate (Salary Retirement Plan):	4.20%
Annuity Rate (Supplemental Retirement Benefit Plan):	N/A

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive’s age or age 65.

All SERP benefits are assumed to be taken as a lump sum; 80% of Salary Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

Assumptions for Swiss Pension Plan:

Mortality:	No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2016).

December 31, 2016 Exchange Rate (USD/CHF):	0.98391
Discount Rate:	0.50%
Interest Crediting Rate:	0.50%
Salary Increase:	1.25%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65	5.174%

Eighty percent of Swiss Pension Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as a pension.

Non-Qualified Deferred Compensation (1)

	2016 Values
	Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(5)

Andres A. Lopez	$0	$0	$0	$0	$0

Jan A. Bertsch	44,492	35,246	124	0	87,447

Miguel I. Alvarez	0	0	0	0	0

James W. Baehren	21,000	16,125	10,367	0	331,187

Vitailiano Torno	0	0	0	0	0

Albert P. L. Stroucken	0	0	0	0	0

(1)                                 Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

(2)                                 Amounts in this column are included in the NEO’s base salary on the “Summary Compensation Table.”

(3)                                 Amounts in this column are included in the “All Other Compensation” column on the “Summary Compensation Table.”

(4)                                 Amounts in this column are not included in any of the amounts reported on the “Summary Compensation Table.”

(5)                                 Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns on the “Summary Compensation Table” since 2006: for Ms. Bertsch—$87,321 and for Mr. Baehren—$163,187.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, Change in Control, for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2016, the last business day of the year. For payments made pursuant to stock options, restricted stock units, or performance share units, the amount earned by each NEO upon retirement may differ based on whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2016.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made Upon Termination

Payments made upon termination for any reason include:

•                  Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP), International Pension Plan and Swiss Pension Plan.

•                  Equity awards that become vested at the date of termination; stock option awards that were vested but unexercised as of December 31, 2016 were excluded from the values shown.

Payments Made Upon Retirement

In addition to the above:

•                  Upon retirement (defined as at least age 60 with at least ten years of service, or, for grants made from 2009 through 2010 and from 2014 through 2015, age 65 with no service requirement):

•                  Unvested stock options continue normal vesting and are exercisable through their original term.

•                  Unvested restricted stock units continue normal vesting if granted at least one year prior to the retirement date; restricted stock units granted less than one year prior to the retirement date are forfeited.

•                  Unvested performance share units immediately vest and any payout earned based on company performance will be paid following the related three-year cycle.

•                  Mr. Lopez will be eligible to participate in the Company’s retiree medical plan once he is eligible to retire at age 55 with 10 years of service. This plan provides pre-age 65 coverage to employees and their spouse. As Mr. Baehren is now over age 65, he is no longer eligible for retiree medical. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made Upon Involuntary Termination Not For Cause

In addition to that noted under Payments Made upon Termination, upon an Involuntary Termination Not for Cause:

•                  Unvested stock options are forfeited. Vested stock options can be exercised through the earlier of one year from the termination date or the end of the grant term.

•                  Unvested restricted stock units are forfeited.

•                  Unvested performance share units immediately vest on a pro rata basis and any payout earned based on company performance will be paid following the related three-year cycle

•                  In the event of Involuntary Termination Not for Cause, under the terms of the Executive Severance Policy, Ms. Bertsch and Messrs. Lopez, Alvarez, Baehren, and Torno are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus continued health benefits for twenty-four months at the same rate as active employees. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. Executives will also be entitled to standard outplacement benefits. Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, then he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Payments Made Upon Change in Control

•                 In the event of a change in control (with award assumed by acquirer):

•                  Unvested stock options granted in 2015 or later will remain outstanding and continue to vest according to their normal vesting schedule. If the Employee is terminated within two-years of the Change in Control without “cause” or for “good reason”, the options will fully vest and be paid out. Unvested stock options granted prior to 2015 have no post Change in Control vesting protection. (If not assumed by acquirer, the options become fully exercisable prior to the effective date of a Change in Control and will be paid out. If granted prior to 2015, options become fully exercisable and must be exercised or will expire on the effective date of such Change in Control.)

•                  Unvested restricted stock units and performance share units granted in 2015 or later will remain outstanding and continue to vest according to their normal vesting schedule. If the Employee is terminated within two-years of the Change in Control without “cause” or for “good reason”, the units will fully vest and be paid out (at grant level for performance share units). Unvested units granted prior to 2015 will fully vest and be paid out prior to the Change in Control (at grant level for performance share units). (If not assumed by acquirer, the units will fully vest prior to the effective date of a Change in Control and will be paid out (at grant level for performance share units).)

•                  In the event of an Involuntary Termination Not for Cause, including a termination for “good reason”, during the twenty-four month period following a Change in Control, under the terms of the Executive Severance Policy, Ms. Bertsch and Messrs. Lopez, Alvarez, Baehren, and Torno are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with a Change in Control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the executive.

Payments Made Upon Death or Total Disability

•                 Upon Death or Total Disability:

•                  Unvested stock options immediately vest and can be exercised through the earlier of one year from the date of death/disability or the end of the grant term.

•                  Unvested restricted stock units and performance share units immediately vest and any performance share unit payout earned based on company performance will be paid following the related three-year cycle.

•                  In the event of Disability, each NEO with at least one year of service at the time of disability is eligible to participate in the Company’s long-term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary plus target bonus in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.

•                  In the event of Disability, each NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long-term disability plan.

•                  The NEOs participate in a life insurance program that differs from that offered to most salaried employees of the Company. For NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2016.

Andres A. Lopez

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2016 Annual Incentive (STI)	$0	$0	$1,767,150	$0	$0	$1,767,150	$1,767,150
Annual Incentive (STI)	0	2,550,000	0	2,550,000	0	0	0
Stock Options	0	0	459,086	459,086	0	459,086	459,086
Performance Shares	0	1,333,855	3,181,086	3,181,086	0	3,181,086	3,181,086
Restricted Stock Awards	69,640	69,640	1,572,471	1,572,471	0	1,572,471	1,572,471

Benefits and Perquisites
Retirement Plans (SRP, SERP & International)	3,202,000	3,202,000	3,202,000	3,202,000	3,202,000	3,202,000	2,675,000
Health & Welfare Benefits	0	30,296	0	42,697	0	91,370	7,674
Disability Income	0	0	0	0	0	1,499,431	0
Life Insurance Benefits	0	0	0	0	0	0	2,550,000
Cash Severance	0	1,700,000	0	1,700,000	0	0	0

280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$3,271,640	$8,885,791	$10,181,793	$12,707,340	$3,202,000	$11,772,593	$12,212,467

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is gender specific RP-2014 projected generationally using MP-2016 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a 50% male 50% female blended RP-2014 annuitant mortality table with MP-2016 generational projection.

All SERP and International Plan benefits are assumed to be taken as a lump sum. Eighty percent of Salary Plan benefits are assumed to be taken as a lump sum with the remaining twenty percent as an annuity. The Salary Plan interest rate is 4.20% and the interest rate used for lump sums in the SERP and international Plan is 4.22%.

Benefits Payable

Termination benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2016 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

Retirement benefits represent the value of the pension benefits as if the participant terminated on December 31, 2016 and commenced payment as soon as possible. Since Mr. Lopez is not currently eligible to retire, this value represents commencement at Normal Retirement Date. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant terminated as of December 31, 2016 and immediately elected coverage. Since Mr. Lopez is not eligible for retiree health and welfare benefits on December 31, 2016, no amounts are shown.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health & welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Lopez’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2016. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2016.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2016. SERP and International Plan benefits reflect an immediate lump-sum payable to the spouse equal to the lump-sum value of 25% of the participant’s base pay. Salary Plan benefits reflect a 50% Joint and Survivor benefit payable at the participant’s earliest retirement date. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2016. Since Mr. Lopez is not eligible for retiree health and welfare benefits on December 31, 2016, no amounts are shown.

Jan A. Bertsch

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2016 Annual Incentive (STI)	$0	$0	$720,720	$0	$0	$720,720	$720,720
Annual Incentive (STI)	0	1,040,000	0	1,040,000	0	0	0
Stock Options	0	0	154,016	154,016	0	154,016	154,016
Performance Shares	0	599,224	1,341,632	1,341,632	0	1,341,632	1,341,632
Restricted Stock Awards	0	0	2,865,216	2,865,216	0	2,865,216	2,865,216

Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	0	0	0	0	0
Disability Income	0	0	0	0	0	739,667	0
Life Insurance Benefits	0	0	0	0	0	0	1,950,000
Cash Severance	0	1,300,000	0	1,300,000	0	0	0

280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	(124,746)	0	0	0

Total	$0	$2,939,224	$5,081,584	$6,576,118	$0	$5,821,251	$7,031,584

Benefits Payable

Ms. Bertsch is not eligible for a retirement plan.

As Ms. Bertsch declined Health and Welfare benefits for 2016, she does not receive any of those benefits under the termination scenarios.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health & welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Ms. Bertsch’s benefits reflect a cutback of $124,746, which would provide the greater after-tax benefit.

Miguel Alvarez

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2016 Annual Incentive (STI)	$0	$0	$342,762	$0	$0	$342,762	$342,762
Annual Incentive (STI)	0	533,000	0	533,000	0	0	0
Stock Options	0	0	41,465	41,465	0	41,465	41,465
Performance Shares	0	154,919	365,418	365,418	0	365,418	365,418
Restricted Stock Awards	0	0	169,260	169,260	0	169,260	169,260

Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	29,618	0	29,618	0	93,348	7,674
Disability Income	0	0	0	0	0	1,710,404	0
Life Insurance Benefits	0	0	0	0	0	0	1,230,000
Cash Severance	0	820,000	0	820,000	0	0	0

280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$0	$1,537,537	$918,906	$1,958,762	$0	$2,722,658	$2,156,580

Mr. Alvarez is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health & welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Alvarez’s benefits do not reflect a cutback.

James W. Baehren

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2016 Annual Incentive (STI)	$368,550	$0	$368,550	$0	$0	$368,550	$368,550
Annual Incentive (STI)	0	585,000	0	585,000	0	0	0
Stock Options	71,083	0	71,083	71,083	0	71,083	71,083
Performance Shares	720,112	720,112	720,112	720,112	0	720,112	720,112
Restricted Stock Awards	1,049,370	1,049,370	1,049,370	1,049,370	0	1,049,370	1,049,370

Benefits and Perquisites
Retirement Plans (SERP Benefit)	3,541,000	3,541,000	3,541,000	3,541,000	3,541,000	3,541,000	3,541,000
Health & Welfare Benefits	1,153,000	1,171,063	1,153,000	1,171,063	1,153,000	1,187,412	4,555
Disability Income	0	0	0	0	0	261,575	0
Life Insurance Benefits	0	0	0	0	0	0	1,350,000
Cash Severance	0	900,000	0	900,000	0	0	0

280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$6,903,116	$7,966,546	$6,903,116	$8,037,629	$4,694,000	$7,199,103	$7,102,222

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is gender specific RP-2014 projected generationally using MP-2016 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a 50% male 50% female blended RP-2014 annuitant mortality table with MP-2016 generational projection.

All SERP benefits are assumed to be taken as a lump sum. Eighty percent of Salary Plan benefits are assumed to be taken as a lump sum with the remaining twenty percent as an annuity. The Salary Plan interest rate is 4.20%, the interest rate used for lump sums in the SERP is 4.22%, and the interest rate used for the Salary health and welfare benefits is 4.03%.  Mr. Baehren’s Salary Plan benefit includes a QSERP of $62,178, and his SERP benefit reflects a $103,000 offset for payments previously received.

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if the participant terminated employment on December 31, 2016 and commences payment immediately (since he is past his normal retirement date). No post-retirement medical benefits are included since he and his spouse are over age 65.There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if the participant terminated on December 31, 2016 and commenced payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2016. No postretirement medical benefits are included since he and his spouse are over age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2016 and immediately elected coverage.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health & welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Baehren’s benefits do not reflect a cutback.

Disability benefits represent the value of pension and executive retiree life insurance benefits (including the tax gross up) as if the participant became disabled on December 31, 2016 and started benefits immediately, since he is over age 65. No postretirement medical benefits are included since he and his spouse are over age 65. Health and welfare benefits represent medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2016.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2016. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant’s immediate retirement benefit, or the lump-sum value of 25% of the participant’s base pay. Health and welfare benefits are not available post-65.

Vitaliano Torno

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2016 Annual Incentive (STI)	$457,031	$0	$457,031	$0	$0	$457,031	$457,031
Annual Incentive (STI)	0	659,497	0	659,497	0	0	0
Stock Options	40,826	0	40,826	40,826	0	40,826	40,826
Performance Shares	317,141	144,083	317,141	317,141	0	317,141	317,141
Restricted Stock Awards	266,669	0	266,669	266,669	0	266,669	266,669

Benefits and Perquisites
Retirement Plans	1,275,000	1,275,000	1,275,000	1,275,000	1,275,000	1,600,000	6,835,000
Health & Welfare Benefits	289,000	289,000	289,000	289,000	289,000	289,000	289,000
Disability Income	0	0	0	0	0	1,725,434	0
Life Insurance Benefits	0	0	0	0	0	0	200,000
Cash Severance	0	1,014,610	0	1,014,610	0	0	0

280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$2,645,666	$3,382,190	$2,645,666	$3,862,742	$1,564,000	$4,696,100	$8,405,666

Benefits Payable

Assumptions

Mortality:	No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2016).
December 31, 2016 Exchange Rate (USD/CHF):	0.98391
Discount Rate:	0.50%
Interest Crediting Rate:	0.50%
Salary Increase:	1.25%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65	5.174%

80% of Swiss Pension Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as a pension.

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if the participant terminated employment on December 31, 2016 and commenced at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if the participant terminated on December 31, 2016 and commenced at age 65. No postretirement medical benefits are included since he is not eligible. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2016.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health & welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Torno’s benefits do not reflect a cutback as he is not subject to the 280G provisions.

Disability benefits represent the value of pension and executive retiree life insurance benefits (including the tax gross up) as if the participant became disabled on December 31, 2016. Under the pension plan he would receive a percentage of his pay payable as a pension under age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2016.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2016. Pension benefits reflect a lump sum equal to a percentage of his salary plus a percentage of his pay payable as a pension for the lifetime of his eligible spouse. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2016.

Albert P.L. Stroucken

Mr. Stroucken retired from the Company effective June 30, 2016. He continues to be eligible to earn his equity awards in accordance with their terms. He received $26,950 for the payout of unused vacation time. In addition, Mr. Stroucken received a lump sum retirement payment of $6,613,507 in January 2017.

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership”, (see page 10) the Audit Committee has:

•                  discussed with the Company’s director of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;

•                  reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10-K for the year ended December 31, 2016;

•                  discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board and other professional standards;

•                  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•                  discussed with the independent registered public accounting firm its independence from the Company and its management; and

•                  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

Peter S. Hellman, Chair

Joseph J. DeAngelo

Alan J. Murray

Hari N. Nair

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre-Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2016 and 2015 for these various services were:

Type of Fees	2016	2015
	($ in millions)
Audit fees	$6.18	$7.17
Audit-related fees	0.22	0.34
Tax fees	0.27	1.02
All other fees	0.02	0.03
Total	$6.69	$8.56

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non-SEC offerings; (b) “audit-related fees” were for audits of employee benefit plans, agreed-upon procedures for third parties and other accounting consultations; (c) “tax fees” were for tax return preparation, federal, state and local tax planning, international tax planning and advice as well as for services related to a significant acquisition by the Company; and (d) “all other fees” were for other projects throughout the year. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

A description of the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

The Audit Committee will separately pre-approve those permissible non-audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non-audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

•                 Bookkeeping or other services related to the accounting records or financial statements of the audit client

•                  Financial information systems design and implementation

•                  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                  Actuarial services

•                  Internal audit outsourcing services

•                  Management functions

•                  Human resources

•                  Broker-dealer, investment adviser or investment banking services

•                  Legal services

•                  Expert services unrelated to the audit

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. In the event the Company’s share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs as described above under the heading “Executive Compensation.” While this vote is advisory, and not binding on the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices which the Compensation Committee will consider when determining executive compensation for the remainder of 2017 and beyond. The Compensation Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests, as well as with the annual and longer-term performance of the Company. This alignment is evidenced by the executive officers receiving a 2016 annual incentive plan payout at above the target payout level based on performance against EBIT, free cash flow (both on a constant currency basis) and other Enterprise metrics of revenue, inventory, and safety that were above the 2016 performance targets, as well as a 2014-2016 long-term incentive plan performance share unit payout below the target payout level based on below target performance for return on invested capital, and lower than threshold performance for adjusted earnings per share.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as balance in rewards programs, are evidenced by the following:

•                  A major portion of target compensation for each NEO is “at risk”.

•                  Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into NEO compensation decisions.

•                  The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.

•                  Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.

•                  Annual and long-term incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual Senior Management Incentive Program measures EBIT, while the long-term incentive programs place a significant emphasis on Company performance and share owner value creation through performance share units and stock options. The performance share units measure return on invested capital, adjusted earnings per share, and organic revenue growth (constant currency).

•                  The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.

•                  Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.

•                  The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. Because the Company has determined to hold future advisory votes on executive compensation annually, the next such vote will occur at the 2018 Annual Meeting of Share Owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

In addition to the advisory approval of the Company’s executive compensation program, the Company is also seeking a non-binding recommendation from its share owners as to the frequency with which share owners would have an opportunity to provide an advisory approval of the Company’s executive compensation program (“Say on Pay Frequency”). The Company is providing share owners the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, the Company recommends that its share owners select a frequency of one year, or an annual vote.

Annual advisory votes to approve the compensation of the Company’s named executive officers provide the highest level of accountability and communication by giving share owners the opportunity to provide their direct input on the Company’s executive compensation program more frequently. Annual advisory votes enable the Company’s share owners to vote on the most recent executive compensation information that is presented in the Company’s proxy statement, leading to a more meaningful and coherent communication between the Company and its share owners on the compensation of the Company’s named executive officers.

Vote for One Year.  We request that the Company’s share owners select “One Year” when voting on the Say on Pay Frequency. Although the Say on Pay Frequency advisory vote is non-binding, the Company’s board will review the results of the vote and, consistent with the Company’s record of share owner engagement, take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

In voting on this Proposal 4, share owners may choose among four options, including holding the vote:

•                  Every One Year

•                  Every Two Years

•                  Every Three Years

•                  Abstaining

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT “ONE YEAR” ON THE PROPOSAL RECOMMENDING THE SAY ON PAY FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5:

APPROVAL OF THE COMPANY’S 2017 INCENTIVE AWARD PLAN

In March, 2017, the Compensation Committee and our Board approved the adoption of the Owens-Illinois, Inc. 2017 Incentive Award Plan in the form attached to this proxy statement as Appendix B (the “2017 Plan”), subject to shareholder approval. The 2017 Plan will be effective as of the date it is approved by our share owners at the Annual Meeting.

The summary of the 2017 Plan contained in this proposal is qualified in its entirety by reference to the actual terms and conditions of the 2017 Plan, which is attached as Appendix B to this proxy statement.

OVERVIEW

Purpose of the Plan

The principal purpose of the 2017 Plan is to provide incentives to our employees, consultants and non-employee directors, including the employees of our subsidiaries, in the form of equity and other incentive awards to motivate them to perform well and generate superior returns for our share owners and induce them to remain in our service.  The material terms of the 2017 Plan are described below.

Effects on Existing Plan

We currently sponsor the Second Amended and Restated Owens-Illinois 2005 Incentive Award Plan (the “2014 Plan”) and the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (the “Director Plan,” and together with the 2014 Plan, the “Prior Plans”). As of March 15, 2017, the record date for the Annual Meeting, there were (a) 2,619,298 shares subject to outstanding Full Value Awards (as defined below), (b) 59,521 shares subject to outstanding awards under the Director Plan, (c) 2,802,916 shares subject to outstanding awards other than Full Value Awards and (d) 1,616,590 shares available for future awards, in each case under the Prior Plans. If our share owners approve this Proposal 5, no new awards will be granted under the Prior Plans. If, however, our share owners do not approve this Proposal 5, the 2017 Plan will not become effective and the Prior Plans will remain in effect in accordance with their current terms and conditions.

Implementing the 2017 Plan to replace the Prior Plans on a go-forward basis was approved by the Board to enable us to continue to offer incentives to our employees, consultants and non-employee directors to ensure their interests remain aligned with the interests of our share owners. 5,500,000 shares will be reserved for issuance under the 2017 Plan, provided that each share subject to future awards other than (i) stock options, (ii) stock appreciation rights (“SARs”), and (iii) any other awards for which the awardee pays the intrinsic value existing as of the grant date (awards other than those excluded by subsections (i) through (iii), “Full Value Awards”) will be counted as 1.75 shares for purposes of the number of shares authorized for issuance.  In addition, any shares that are subject to any awards under the Prior Plans that are forfeited or otherwise cancelled on or after March 23, 2017 will also be added to the number of shares that may be granted under the 2017 Plan. As of March 23, 2017 there were 5,481,735 shares subject to awards outstanding under the Prior Plans.

In approving and ratifying the 2017 Plan, the Compensation Committee and our Board, respectively, reviewed and relied upon an analysis prepared by Pay Governance, the Committee’s independent compensation consultant, which analyzed the costs of the plan, the Company’s past practices regarding its equity compensation program (including share usage or burn rate), provisions associated with the proposed 2017 Plan and trends as well as practices of peers and other companies.  Specifically, the Compensation Committee and our Board considered the following:

•                  In 2016, 2015 and 2014, we granted equity awards representing a total of approximately 2,213,000, 1,692,000 and 832,000 shares, respectively. This level of equity awards resulted in an average burn rate (annual shares granted as a percent of shares outstanding) of less than 1% and well below the median of other large cap companies, indicative of how the Company manages its equity award programs in a responsible and reasonable manner.

•                  If we do not increase the shares available for issuance under the equity plans, based on historical usage rates of shares under our equity plans, we would expect to exhaust the shares authorized under the Director Plan this year and the 2014 Plan in 2018, at which time we would lose an important compensation tool aligned with share owner interests to attract, motivate and retain highly qualified talent.

•                  Based on historical usage, we estimate that the shares authorized for issuance under the 2017 Plan would be sufficient to grant awards for approximately six years, assuming we continue to grant awards consistent with our historical rates using our current award vehicles, as reflected in our three-year average burn rate.  However, our share usage depends on the future price of our common stock, competitive market practices, award levels/amounts, hiring, promotion activity and retention needs during the next few years.  As a result, the share reserve under the 2017 Plan could last for a longer or shorter period of time depending on those factors.

•                  The total aggregate equity value of the additional shares being authorized under the 2017 Plan, based on the closing price for shares of our common stock on March 23, 2017 ($20.24), equals $63 million (5.5 million shares adjusted by 1.75), representing 2% of the Company’s market cap. Based upon its analysis, Pay Governance concluded the shareholder value transfer associated with the shares requested under the 2017 Plan and shares outstanding under the Prior Plans would not exceed 6% of the Company’s market capitalization.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive talent markets in which we compete, our Board has determined that the size of the share reserve under the 2017 Plan is reasonable and appropriate at this time.

Continuing Implementation of Governance Best Practices

The following terms and conditions were included in the 2017 Plan based on the Compensation Committee’s ongoing efforts to incorporate evolving best practices into our executive compensation program, as well as the recommendations of management, Pay Governance and other advisors:

•                  Conservative share counting, consistent with the 2014 Plan and our current practice;

•                  A minimum vesting period of at least one year (subject to certain limited exceptions);

•                  Requirement that all awards are subject to our clawback policy;

•                  Individual and aggregate share-based and cash-based annual award limits and individual non-employee director annual award limits;

•                  Prohibition on dividends and dividend equivalents being paid on unvested awards; and

•                  Prohibition on repricing options or SARs without share owner approval.

OVERVIEW OF THE 2017 PLAN

The principal terms and conditions of the 2017 Plan are summarized below.

Authorized Shares

Under the 2017 Plan, 5,500,000 shares are reserved for issuance pursuant to a variety of awards, including stock options, both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and cash performance bonus awards to eligible individuals (collectively “Awards”); provided, however, that the aggregate number of shares available for issuance will be reduced by 1.75 shares for each share delivered in settlement of any Full Value Award. As of March 23, 2017, the closing price of a share of our common stock on the NYSE was $20.24.

Share Counting Provisions

To the extent that an award under the 2017 Plan is forfeited, expires (or is repurchased by our company at the same price paid by the awardee), or is settled for cash (in whole or in part), any shares subject to the award (or, in the case of a Full Value Award, 1.75 shares for each share subject to the Award) at that time will be available for future grants under the 2017 Plan.  In addition, to the extent that any award under the Prior Plans that was outstanding on March 23, 2017 and that is forfeited or otherwise cancelled, then the shares subject to that award will also be added back to the pool of available shares under the 2017 Plan.

The following shares may not be added back to the number of shares available for issuance under the 2017 Plan:  (a) shares tendered to pay the exercise price of a stock option; (b) shares withheld for payment of taxes for an award; (c) shares subject to SARs that are not issued in connection with stock settlement; and (d) shares purchased on the open market with cash proceeds from the exercise of stock options.  In addition, the following items will not be counted against the shares available for issuance under the 2017 Plan:  (i) the payment of dividend equivalents in cash in conjunction with any outstanding awards and (ii) to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by our company or any of its subsidiaries, except as may be required by reason of Section 422 of the Code.

Plan Administration

The Compensation Committee (or, with respect to awards to non-employee directors, our Board) (together, the “administrator”) is charged with the general administration of the 2017 Plan. The 2017 Plan provides that, subject to certain limitations, our Board and the Compensation Committee may from time to time delegate its authority to grant awards to a committee consisting of one or more members of our Board or the Compensation Committee or one or more of our officers.  Subject to the terms and conditions of the 2017 Plan, the administrator will have the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine when awards can be settled in cash, shares, other awards or whether to cancel, forfeit or surrender awards; to prescribe the form award agreements; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2017 Plan.  The administrator will also be authorized to adopt, amend or rescind rules relating to the administration of the 2017 Plan, excluding certain matters described below that will require the approval of our share owners.

Award Eligibility

The 2017 Plan provides that awards may be granted to employees, consultants and non-employee directors of the Company and its subsidiaries, as determined by the administrator, provided that only employees may be granted ISOs.  The administrator determines which employees, consultants and non-employee directors will be granted awards and no person is entitled to participate in the 2017 Plan as a matter of right.

Award Types

The 2017 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, dividend equivalents and other stock or cash awards, or any combination thereof.  Each award will be set forth in an agreement with the person receiving the award and will set forth the type, terms and conditions of the award, including exercise price, vesting schedule, and treatment of awards upon termination of employment, if applicable.  Vesting provisions may require that certain conditions be met, such as continued employment or specified performance goals, before an awardee may receive the shares underlying an award or before such shares become freely tradeable and nonforfeitable.

Awards may be made subject to our achievement of the level specified by the administrator for one or more of the following performance goals: earnings before or after taxes (including earnings before (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), net income, operating income, earnings per share of stock, book value per share of stock, return on equity, expense management, return on investment before or after the cost of capital, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales, costs, cash flow, working capital, return on assets, cost reduction goals, return on sales, gross margin, debt reduction, new product launches, completion of joint ventures, divestitures, acquisitions or other corporate transactions, new business or expansion of customers or clients, productivity improvement, inventory, safety, product loss, customer claims, cost of production, product loss and customer claims as a percentage of standard cost of production, total recordable injury rate or total shareholder return.  The administrator may provide that one or more objectively determinable adjustments be made to these performance goals.

Stock Options.  Stock options, including ISOs, as defined under Section 422 of the Code, and NQSOs may be granted pursuant to the 2017 Plan. The option exercise price of all stock options granted pursuant to the 2017 Plan will not be less than 100% of the fair market value of a share of common stock on the date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, 110% of the fair market value of a share on the date of grant. Stock options may be exercised as determined by the administrator, but in no event more than ten years after their date of grant, or in the case of ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all class of our capital stock, five years. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted Stock.  Restricted stock may be granted pursuant to the 2017 Plan. A restricted stock award is the grant of shares of common stock at a price determined by the administrator (which may be zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or service or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator. Dividends that otherwise would be paid on restricted shares prior to vesting are held by the Company and will only be paid to the participants to the extent that the vesting conditions are met.

Stock Appreciation Rights/SARs.  Stock appreciation rights or SARs may be granted pursuant to the 2017 Plan, either alone or in tandem with other awards. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. SARs may be paid in cash or stock. SARs may be exercised as determined by the administrator, but in no event more than 10 years after their date of grant.

Restricted Stock Units.  Restricted stock units represent the right to receive shares of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award we shall deliver to the holder of the restricted stock unit unrestricted shares of common stock which will be freely transferable. The administrator will specify the purchase price, if any, to be paid by the grantee for the common stock.

Dividend Equivalents.  Dividend equivalents represent the value of the dividends per share of common stock paid by the Company, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award, option or SAR) held by the participant. Dividend Equivalents will not be granted on options or stock appreciation rights. In addition, no dividend equivalent will be paid unless and until the Award on which the dividend equivalent is granted vests.

Performance Share Awards.  Performance share awards are denominated in shares of common stock and are linked to satisfaction of performance criteria established by the administrator. If the administrator determines that the Award is intended to meet the requirements of “qualified performance based compensation” and therefore be deductible under Section 162(m), then the performance criteria on which the Award will be based shall be with reference to any one or more of the performance goals listed above.

Performance Share Units.  Performance share units are denominated in units of value, including dollar value of shares of common stock, and are linked to satisfaction of performance criteria established by the administrator on a specified date or dates over any period or periods. If the administrator determines that the Award is intended to meet the requirements of “qualified performance based compensation” and therefore be deductible under Section 162(m), then the performance criteria on which the Award will be based shall be with reference to any one or more of the performance goals listed above .

Stock Payments.  Payments to participants of bonuses or other compensation may be made under the 2017 Plan in the form of common stock. The number of shares will be determined by the administrator, and may be based upon performance criteria, including one or more of the performance goals listed above.

Performance Bonus Award.  Performance bonus awards are payable in cash, are linked to satisfaction of performance criteria (including one or more of the performance goals listed above) and will be payable only if and to the extent the holder is actively employed by the Company or a subsidiary at some point during the performance period and on the date such Award is paid; provided, however, that no performance cash bonus award which is intended to be exempt from the limits of Section 162(m) may be payable if the covered employee is not actively employed by the Company or a subsidiary throughout the performance period or if paid in excess of $10,000,000 for any calendar year.

Other Stock Awards.  The 2017 Plan allows for various other awards which are based on the common stock, with such terms generally as the administrator may determine in its discretion.

Annual Award Limits

Awards under the 2017 Plan will be subject to the following annual limits:

•                The maximum number of shares with respect to any one form of award that may be granted to any one person during any calendar year shall be 700,000;

•                The maximum aggregate amount that may be paid in cash to any one person in any calendar year with respect to one or more awards payable in cash shall be $10,000,000; and

•                The sum of the grant date fair value of equity-based awards and the amount of any cash compensation granted to a non-employee director during any calendar year may not exceed $750,000.

Minimum Vesting Period

The administrator generally has the authority to determine the terms and conditions of vesting of awards under the 2017 Plan.  However, awards granted under the 2017 Plan may vest no earlier than the first anniversary of the date the award is granted and no award agreement will reduce or eliminate this requirement (provided that, awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available under the 2017 Plan as of the effective date thereof may be granted without respect to and/or administered without regarding to this minimum vesting provision). This minimum vesting period will not, however, preclude the administrator from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following an awardee’s death, disability or the consummation of a change in control.

Prohibition on Repricing Without Shareholder Approval

Except in connection with a corporate transaction involving our company, the terms of outstanding awards may not be amended without the approval of our share owners to (a) reduce the exercise price per share of outstanding options or SARs or (b) cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

Awards Subject to Clawback

The 2017 Plan allows the administrator to subject Awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant) granted under the 2017 Plan to the provisions of any claw-back policy the Company may implement, including, without limitation, any clawback policy we adopt to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such clawback policy was in place at the time of grant of an Award, to the extent set forth in such clawback policy and/or in the applicable award agreement.

MISCELLANEOUS PROVISIONS

Adjustment Upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the common stock or the share price of the common stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2017 Plan, the administrator shall make proportionate and equitable adjustments, in its discretion, to: (i) the aggregate number and types of shares of stock that may be issued under the 2017 Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the terms and conditions of any outstanding awards (including any applicable performance targets); and/or (iv) the grant or exercise price for any outstanding Awards.

In addition, in such a case as noted above or in the event of any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or of changes in applicable laws, the administrator, may, in its discretion, subject to the terms of the 2017 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2017 Plan or with respect to any Award: (i) provide for either the payment and termination of the Award or the replacement of the Award; (ii) provide that the Awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the Awards; (v) replace such Awards with other rights or property selected by the administrator; and/or (vi) provide that the awards cannot vest or be exercised after the event that triggers the action.

Transferability of Awards

Except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the administrator or as otherwise provided by the administrator, no award granted under the 2017 Plan may be assigned, transferred or otherwise disposed of by the awardee, unless and until the Award has been exercised or the shares underlying the Award have been issued, and all restrictions applicable to the shares have lapsed.

Rights as a Share Owner

An awardee will not have any rights as a share owner with respect to the shares covered by an Award until the awardee becomes the owner of the shares.

No Rights as Employee

Nothing in the 2017 Plan or in any award agreement will give any awardee under the 2017 Plan any right to continue as an employee, consultant or non-employee director for our Company or any of our Subsidiaries or will interfere with or restrict in any way the rights of any such entity to discharge any awardee at any time.

Data Privacy

The 2017 Plan provides that, as a condition of receipt of any Award, each awardee explicitly consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, our Company and subsidiaries, including any transfer of this data required to a broker or other third party with whom our Company or any of our Subsidiaries or the awardee may elect to deposit any shares, to implement, administer and manage the awardee’s participation in the 2017 Plan.

Tax Withholding

We may deduct or withhold, or require an awardee to remit to our Company, an amount sufficient to satisfy applicable withholding tax obligations with respect to any taxable event concerning the awardee arising as a result of the 2017 Plan or any Award.  The administrator may in its discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as an awardee may have elected, allow the awardee to satisfy these obligations by means of cash or check, shares, broker-assisted cashless exercise or any other form of legal consideration acceptable to the administrator.  The administrator may allow the awardee to elect to have us withhold shares otherwise issuable under any award (or allow the surrender of shares).   The number of shares which may be withheld (or surrendered) will be no greater than the number of shares having a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the awardee’s applicable jurisdictions for federal, state, local and foreign income and payroll taxes.

Amendment and Termination

The 2017 Plan may be amended, modified or terminated at any time and from time to time; provided that, no amendment, suspension or termination of the 2017 Plan shall, without the consent of the awardee, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides or such action is to comply with the requirements of any applicable clawback policy or Section 409A of the Code.

Notwithstanding the foregoing, the 2017 Plan requires us to obtain share owner approval within twelve (12) months before or after doing any of the following (other than in connection with certain corporate events, as described above):

•                  Increasing the maximum number of shares available under the 2017 Plan;

•                  Permitting the grant of options or SARs with a price below fair market value on the date of grant;

•                  Reducing the price per share of any outstanding option or SAR granted under the 2017 Plan;

•                  Cancelling any option or SAR in exchange for cash or another option or SAR having a lower per share exercise price;

•                  Exchanging an option or SAR for another Award if the price per share of such option or SAR exceeds the fair market value of our common stock; and

•                  Extending the exercise period for an option or SAR beyond ten years from the date of grant.

In addition, subject to applicable law and the limitations above, the administrator may amend, modify or terminate any outstanding award, including substituting another award of the same or a different type, changing the date of exercise or settlement, and converting an ISO to an NQSO. The awardee’s consent to such action will be required unless (a) the administrator determines that the action, taking into account any related action, would not materially and adversely affect the awardee, or (b) the change is otherwise permitted under the 2017 Plan.

Expiration Date

The 2017 Plan will expire on, and no award will be granted pursuant to the 2017 Plan after May 11, 2027, the tenth anniversary of the date share owners approve the 2017 Plan. Any award outstanding on the expiration date of the 2017 Plan will remain in force according to the terms of the 2017 Plan and the applicable award agreement.

FEDERAL INCOME TAX CONSEQUENCES

This discussion regarding federal tax consequences is intended for the general information of our share owners, not 2017 Plan awardees.  Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Code Section 162(m)

Under Code Section 162(m), income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, restricted stock unit settlement and nonqualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Code Section 280G) in any one year. The Code Section 162(m) deduction limit does not apply to qualified “performance-based” compensation that is established by an independent compensation committee and conforms to certain restrictive conditions stated under the Code and related regulations. The 2017 Plan has been structured with the intent that awards granted thereunder may meet the requirements for “performance-based” compensation and Section 162(m) of the Code. In particular, stock options and SARs satisfy the performance-based requirement only if the maximum number of shares that can be granted to any particular awardee within a specified period is limited under the plan, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Further, restricted stock, RSUs and other stock or cash awards under the 2017 Plan may qualify as “performance-based” under Section 162(m) of the Code if they vest or become payable based solely upon attainment of pre-established goals based on the performance measures described in the 2017 Plan.

We have attempted to structure the 2017 Plan in such a manner that the Compensation Committee can determine the terms and conditions of awards granted thereunder in order to determine whether the remuneration attributable to such awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue and, due to uncertainties in the application of the regulations under Code Section 162(m), there is no guarantee that deductions claimed under Code Section 162(m) will not be challenged or disallowed by the IRS.  Our efforts will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2017 Plan. Furthermore, although the Compensation Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of our company and stockholders.

Code Section 409A

Certain awards under the 2017 Plan may be considered “nonqualified deferred compensation” subject to Code Section 409A, which imposes additional requirements on the payment of deferred compensation. These requirements generally provide that, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the then-current taxable year and all preceding taxable years, by or for any awardee with respect to whom the failure relates, are includible in the gross income of the awardee for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount will be subject to income tax at regular income tax rates plus a 20 percent penalty, as well as potential premium interest tax.

Federal Tax Treatment of Award Types

With respect to NQSOs, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one which does not meet the requirements of the IRC for ISOs and the tax consequences described for NQSOs will apply.

The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees. An award of a retainer, committee fee or meeting-based fee generally realizes ordinary income and we are entitled to a deduction in an amount equal to the amount of such retainer or fees upon payment thereof.

NEW PLAN BENEFITS

There are currently approximately 27,000 employees and 11 non-employee directors who could be eligible to receive awards under the 2017 Plan. The number of Awards that an employee may receive under the 2017 Plan is in the discretion of the administrator and no determination has been made as to the type or amount of awards that will be granted in the future to specific individuals.  Therefore, it is not possible to determine the future benefits that will be received by awardees.  Our non-employee directors have, however, historically received annual equity grants under our Director Plan. Under our current director compensation program, our non-employee directors receive an annual grant of restricted share units with a value equal to $110,000 on the grant date.  See the section entitled Director Compensation in this proxy statement for more detail Additionally, please refer to the 2016 Summary Compensation Table, the 2016 Grants of Plan-Based Awards Table and the Director Compensation Table in this proxy statement that provide information regarding awards granted to our named executives officers and non-employee directors during fiscal year 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2016 about common stock that may be issued under our existing equity compensation plans:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (thousands)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (thousands)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	3,096	$22.91	5,081
Equity compensation plans not approved by security holders	—	—	—
Total	3,096	$22.91	5,081

(1)                                 Represents options to purchase shares of the Company’s common stock.  There are no outstanding warrants or rights.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE OWENS-ILLINOIS, INC. 2017 INCENTIVE AWARD PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 2017 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company’s directors, director nominees, named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage
The Vanguard Group, Inc.(2) 100 Vanguard Blvd Malvern, Pennsylvania 19355	15,262,125	9.4
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	13,204,024	8.1
First Pacific Advisors, LLC(4) 11601 Wilshire Blvd. Suite 1200 Los Angeles, CA 90025	9,794,580	6.0
Atlantic Investment Management, Inc.(5) 666 Fifth Avenue New York, New York 10103	9,658,536	5.9
Miguel I. Alvarez(6)(9)	44,535	—	*
James W. Baehren(6)(7)(9)	171,125	—	*
Jan A. Bertsch(6)(9)	137,059	—	*
Tim M. Connors(6)(9)	34,679	—	*
Gary F. Colter(8)	42,057	—	*
Joseph J. DeAngelo(8)	5,411	—	*
Sergio B.O. Galindo(6)(9)	66,549	—	*
Gordon Hardie(8)	12,699	—	*
John A. Haudrich(6)(9)	62,873	—	*
Peter S. Hellman(8)	37,263	—	*
Paul A. Jarrell(6)(9)	119,154	—	*
Anastasia D. Kelly(8)	45,350	—	*
Andres A. Lopez(6)(7)(9)	354,290	—	*
John J. McMackin, Jr.(8)	55,230	—	*
Alan J. Murray(8)	9,299	—	*
Hari N. Nair(8)	14,123	—	*
Hugh H. Roberts(8)	35,775	—	*
Albert P. L. Stroucken(6)	1,095,052	—	*
Vitaliano Torno(6)	56,967	—	*
Mary Beth Wilkinson(6)(9)	29,368	—	*
Carol A. Williams(8)	12,709	—	*
Dennis K. Williams(8)	35,104	—	*
All directors and executive officers as a group (22 persons)(6)(7)(8)(9)	2,476,671	1.5

*                                       Indicates less than one percent (1%) ownership.

(1)                               For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)                               The Schedule 13G/A dated December 31, 2016 received by the Company from the Vanguard Group, Inc. (“Vanguard”) indicated that Vanguard is the beneficial owner of 15,262,125 shares of the Common Stock, with the sole power to vote or to direct the vote on 94,239 shares, the shared power to vote or to direct the vote on 18,575 shares the sole power to dispose or to direct the disposition of 15,156,833 shares and the shared power to dispose or to direct the disposition of 105,292 shares.

(3)                               The Schedule 13G/A dated December 31, 2016 received by the Company from BlackRock, Inc. (“BlackRock”) indicated that BlackRock is the beneficial owner of 13,204,024 shares of the Common Stock, with the sole power to vote or to direct the vote on 12,432,626 shares and the sole power to dispose or to direct the disposition of 13,204,024 shares.

(4)                               The Schedule 13G dated December 31, 2016 received by the Company from First Pacific Advisors, LLV (“FPA”) indicated that FPA is the beneficial owner of 9,794,580 shares of the Common Stock, with the shared power to vote or to direct the vote on 881,680 shares and the sole power to dispose or to direct the disposition of 9,794,580 shares.

(5)                               The Schedule 13D/A dated March 6, 2017 received by the Company from Atlantic Investment Management, Inc. (“Atlantic Investment”) indicated that Atlantic Investment is the beneficial owner of 9,658,536 shares of the Common Stock, with the sole power to vote or to direct the vote on 8,677,896 shares and the sole power to dispose or to direct the disposition of 9,658,536 shares.

(6)                               The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
Miguel I. Alvarez	37,028
James W. Baehren	99,582
Jan A. Bertsch	118,627
Tim M. Connors	26,358
Sergio B.O. Galindo	43,842
John A. Haudrich	40,167
Paul A. Jarrell	72,765
Andres A. Lopez	303,347
Vitaliano Torno	37,604
Albert P. L. Stroucken	534,548
Mary Beth Wilkinson	22,596
All directors and executive officers as a group	1,336,464

(7)                                 The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 15, 2017:

Officer	Restricted Stock
James W. Baehren	40,000
Andres A. Lopez	1,000
Vitaliano Torno	7,000
All directors and executive officers as a group	48,000

(8)                                 The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 15, 2017:

Director	Restricted Stock Unit
Gary F. Colter	5,411
Joseph J. DeAngelo(a)	5,411
Gordon J. Hardie	5,411
Peter S. Hellman	5,411
Anastasia D. Kelly	5,411
John J. McMackin, Jr.	5,411
Alan J. Murray	5,411
Hari Nair	5,411
Hugh H. Roberts	5,411
Carol A. Williams	5,411
Dennis K. Williams	5,411
All directors and executive officers as a group	59,521

(a)                                 Mr. DeAngelo became a Director on May 26, 2016, the Annual Meeting date. As stated under the “Director Compensation and Other Information” on page 12, each non-management director receives on the date immediately following the Annual Meeting an RSU grant, therefore Mr. DeAngelo received the full grant award.

(9)                                 The table includes the number of shares of Common Stock that Mr. Alvarez, Mr. Baehren, Ms. Bertsch, Mr. Connors, Mr. Galindo, Mr. Haudrich, Mr. Jarrell, Mr. Lopez and Ms. Wilkinson and all directors and executive officers as a group held in the Stock Purchase and Savings Program. No shares are held in such program for Mr. Stroucken.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2016, except for Paul Jarrell filed a late Form 4 on August 10, 2016 for the purchase of phantom shares.

2018 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than November 30, 2017. The Company requests that all such proposals be addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2018 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 4, 2017. The Company requests that all such notices be addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner, and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

Share owners wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice thereof in writing to the Corporate Secretary. To be timely, a share owner’s proposal or nomination must be received by the Company no later than February 1, 2018, and must otherwise satisfy the requirements of the Company’s By-Laws as then in effect. If the date of the 2018 Annual Meeting changes by more than thirty (30) days from the date of the 2017 Annual Meeting, a share owner’s proposal or nomination must be received by the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2018 Annual Meeting.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in the Company’s periodic reports on Form 10-Q and Form 8-K.

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement, the Company’s 2016 Annual Report to share owners and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2016.

A copy of the Company’s Annual Report on Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Annual Report on Form 10-K is also available without charge on the Company’s website at www.o-i.com.

March 30, 2017

Perrysburg, Ohio

Appendix A

CALCULATION OF TARGET MEASURES

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Committee as part of its short-term and long-term incentive compensation decisions. The Company uses certain non-GAAP financial measures, which are measures of its historical financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules.  Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted earnings, adjusted net earnings per share and return on invested capital, provide relevant and useful supplemental financial information, which is widely used by analysts and investors, as well as by the Committee as part of its incentive compensation decisions.  These non-GAAP measures are reconciled to the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non-GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Earnings before interest and taxes relates to earnings from continuing operations before income taxes and interest expense, exclusive of items management considers not representative of ongoing operations as well as foreign exchange currency impacts, because such items are not reflective of the Company’s principal business activity, which is glass container production. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Free cash flow relates to cash provided by continuing operating activities less capital spending, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirements for pensions that were not included in the Company’s budget. Results were further adjusted to exclude the Mexico Value Added Tax (“VAT”) refund that was received in 2016 and related to the Vitro Food and Beverage acquisition. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations because such items are not reflective of the Company’s principal business activity. Adjusted net earnings are divided by weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

ROIC relates to EBIT not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income, which includes effects of currency and pension asset and liability changes. ROIC is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

RECONCILIATION OF EARNINGS BEFORE INTEREST AND TAXES

(Dollars in millions)	Year ended December 31, 2016
Earnings from continuing operations before income taxes	$356
Interest expense, net	272
Items management considers not representative of ongoing operations	156
Changes in foreign currency exchange rates (1)	14
EBIT	$798

(1)         Represents amount to adjust actual foreign exchange rates to budgeted amounts.

RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY

CONTINUING OPERATING ACTIVITIES

(Dollars in millions)	Year ended December 31, 2016
Cash provided by continuing operating activities	$758
Additions to property, plant and equipment—continuing operations	(454)
Mexico Value Added Tax recovery (1)	(138)
Changes in foreign currency exchange rates (2)	39
FCF	$205

(1)         Excludes Mexico Value Added Tax (“VAT”) recovery of $138 million (at constant currency).

(2)         Represents amount to adjust actual foreign exchange rates to budgeted amounts.

RECONCILIATION OF ADJUSTED NET EARNINGS TO EARNINGS FROM

CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY

(Dollars in millions, except per share amounts)	Year ended December 31, 2016
Earnings from continuing operations attributable to the Company	$216
Less: Earnings related to acquisitions and divestitures (1)	(50)
Add: Items that management considers not representative of ongoing operations	160
Adjusted net earnings	$326
Diluted shares outstanding (millions)	162.8
Earnings per share from continuing operations (diluted)	$1.32
EPS	$2.00

(1)         Represents net earnings for the year ended December 31, 2016 related to acquisitions.

RECONCILIATION OF RETURN ON INVESTED CAPITAL

The following is a reconciliation of the components of ROIC:

(Dollars in millions)	Year ended December 31, 2016
EBIT, not adjusted for foreign exchange	$784
Less: Acquisition related earnings before interest and taxes (1)	(157)
Less: Income tax impact (2)	(159)
$468

Consolidated debt	$5,328
Less: Acquisition related debt (3)	(2,250)
Less: Accumulated other comprehensive income (4)	(1,121)
Add: Other share owner’s equity (5)	2,536
Less: Acquisition related share owner’s equity (6)	(51)
$4,442
ROIC	10.54%

(1)         Represents earnings before interest and taxes related to acquisitions for the year ended December 31, 2016.

(2)         Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).

(3)         Represents debt acquired related to acquisitions.

(4)         Accumulated Other Comprehensive Income balance for the year ended 2013. For the three-year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income.

(5)         Total share owner’s equity less Accumulated Other Comprehensive Income for the year ended 2016.

(6)         Represents share owner’s equity related to acquisitions for the year ended December 31, 2016.

Appendix B

OWENS-ILLINOIS, INC.
2017 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Owens-Illinois, Inc. 2017 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Owens-Illinois, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1                               “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2                               “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3                               “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4                               “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5                               “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6                               “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

2.7                               “Board” shall mean the Board of Directors of the Company.

2.8                               “Change in Control” shall mean and includes each of the following:

(a)                                 A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, director or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)                                 During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)                                  The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)                                     which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)                                  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)                                 The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9                               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10                        “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.

2.11                        “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12                        “Company” shall have the meaning set forth in Article 1.

2.13                        “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14                        “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.15                        “Director” shall mean a member of the Board, as constituted from time to time.

2.16                        “Director Limit” shall have the meaning set forth in Section 4.6.

2.17                        “Disability” shall mean that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.18                        “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.19                        “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20                        “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21                        “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.22                        “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.23                        “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.24                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25                        “Expiration Date” shall have the meaning given to such term in Section 13.1(c).

2.26                        “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)                                 If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Common Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)                                 If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the closing representative bid and asked prices for such date or, if there are no bid and asked prices for a Share on such date, the closing bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)                                  If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.27                        “Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.28                        “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29                        “Holder” shall mean a person who has been granted an Award.

2.30                        “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31                        “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32                        “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33                        “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34                        “Option Term” shall have the meaning set forth in Section 6.4.

2.35                        “Organizational Documents” shall mean, collectively, (a) the Company’s certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.36                        “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.37                        “Performance-Based Cash Award” shall have the meaning set forth in Section 10.3.

2.38                        “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance-Based Compensation Award for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) Stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; (xxvi) productivity improvement; (xxvii) inventory; (xxviii) safety; (xxix) product loss; (xxx) customer claims; (xxxi) cost of production; (xxxii) product loss and customer claims as a percentage of standard cost of production; (xxxiii) total recordable injury rate; or (xxxiv) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(a)                                 The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.39                        “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to be Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40                        “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.41                        “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.42                        “Plan” shall have the meaning set forth in Article 1.

2.43                        “Prior Plans” shall mean, collectively, the following plans of the Company: the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan and the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., in each case as such plan may be amended from time to time.

2.44                        “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45                        “Qualified Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.46                        “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47                        “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.48                        “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.49                        “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50                        “Shares” shall mean shares of Common Stock.

2.51                        “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52                        “SAR Term” shall have the meaning set forth in Section 6.4.

2.53                        “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54                        “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55                        “Successor Entity” shall have the meaning set forth in Section 2.9(c)(i).

2.56                        “Termination of Service” shall mean:

(a)                                 As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)                                 As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)                                  As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1                               Number of Shares.

(a)                                 Subject to adjustment as provided in Section 3.1(b) and Section 13.2, a total of 5,500,000 Shares shall be authorized for grant under the Plan; provided, that, subject to adjustment as provided in Section 13.2, no more than a total of 5,500,000 Shares shall be authorized for grant as Incentive Stock Options. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.75 Shares for every one (1) Share granted. After the Effective Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of such Prior Plan.

(b)                                 If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after March 23, 2017 any Shares subject to an award under any Prior Plan are forfeited or expire or an award under any Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)                                  Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

(d)                                 Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right granted under the Plan or an option or stock appreciation rights granted under any Prior Plan, and (ii) as 1.75 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any of the Prior Plans.

3.2                               Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 700,000 and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to any one Award payable in cash shall be $10,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

3.3                               Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 3.3 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDS

4.1                               Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

4.2                               Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan (including Section 3.3) and any applicable Program). Award Agreements evidencing Awards intended to qualify as Qualified Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3                               Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4                               At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written and signed agreement between the Holder and the Company or any Subsidiary.

4.5                               Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6                               Non-Employee Director Award Limit.  Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director or fees otherwise paid during any calendar year shall not exceed $750,000 (the “Director Limit”).

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
QUALIFIED PERFORMANCE-BASED COMPENSATION

5.1                               Purpose. The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Qualified Performance-Based Compensation and (b) at any time after any such determination, alter such intent for any or no reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Qualified Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Qualified Performance-Based Compensation and (ii) subject any Awards intended to qualify as Qualified Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Qualified Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2                               Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Qualified Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.

5.3                               Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only as required by Section 162(m) of the Code, as to an Award that is intended to qualify as Qualified Performance-Based Compensation, the Covered Employee must be employed by the Company or a Subsidiary throughout the Performance Period.  Unless otherwise provided in the applicable Program or Award Agreement, the Covered Employee shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved and only if the Covered Employee is actively employed by the Company or a Subsidiary on the date such an Award is paid.

5.4                               Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1                               Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2                               Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3                               Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4                               Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

6.5                               Option and SAR Vesting.  The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

6.6                               Substitution of Stock Appreciation Rights; Early Exercise of Options.  The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised.  Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1                               Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2                               Manner of Exercise. Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Corporate Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)                                 A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)                                 Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)                                  In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)                                 Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

7.3                               Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1                   Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2                               Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock subject to vesting conditions, dividends which are paid prior to vesting shall be paid out to the Holder only if, when and to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3                               Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

8.4                               Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5                               Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1                               Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2                               Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3                               Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4                               Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.

9.5                               Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6                               Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

10.1                        Other Stock or Cash Based Awards.  The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine whether such Other Stock or Cash Based Awards shall be Qualified Performance-Based Compensation. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

10.2                        Dividend Equivalents.

(a)                                 Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition,

Dividend Equivalents shall be paid out to the Holder only if, when and to the extent that the such Awards vests. The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

(b)                                 Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights

10.3                        Performance-Based Cash Awards. The Administrator is authorized to grant cash-based Awards that are payable based upon the achievement of one or more Performance Goals or such other performance criteria as the Administrator may select (“Performance-Based Cash Awards”) which such Performance-Based Cash Awards may or may not be intended to qualify as Qualified Performance-Based Compensation.  Unless otherwise specifically provided in the Award Agreement to the contrary or required by Section 5.3 for Qualified Performance-Based Compensation, a Holder shall be eligible to receive payment of a Performance-Based Cash Award only if and to the extent that the Performance Goals are achieved and the Holder is actively employed by the Company or a Subsidiary at some point during the Performance Period and on the date such an Award is paid. Therefore, a Holder who resigns or is terminated (with or without cause) prior to the payment date of a Performance-Based Cash Award will not be eligible for and will not receive any portion of such Award should it ultimately be paid out, unless otherwise provided in the Award Agreement, or otherwise agreed by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1                        Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan with a loan from the Company or other extension of credit from or arranged by the Company.

11.2                        Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be no greater than the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3                        Transferability of Awards.

(a)                                 Except as otherwise provided in Sections 11.3(b) and 11.3(c):

(i)                                     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a

DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)                                  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii)                               During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO.  After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)                                 Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.  In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)                                  Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

11.4                        Conditions to Issuance of Shares.

(a)                                 The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)                                 All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)                                  The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)                                 No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)                                  The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)                                   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5                        Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of the claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6                        Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7                        Amendment of Awards.  Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option.  The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

11.8                        Data Privacy.  As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan.  The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”).  The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan.  These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country.  Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares.  The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan.  A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 12.

ADMINISTRATION

12.1                        Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Qualified Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents.  Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2                        Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3                        Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4                        Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)                                 Designate Eligible Individuals to receive Awards;

(b)                                 Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)                                  Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)                                 Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)                                  Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                                   Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)                                  Decide all other matters that must be determined in connection with an Award;

(h)                                 Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)                                     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)                                    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)                                 Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.3 and Section 13.2.

12.5                        Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.

12.6                        Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Qualified Performance Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law (including, without limitation, Section 162(m) of the Code). Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1                        Amendment, Suspension or Termination of the Plan.

(a)                                 Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)                                 Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.

(c)                                  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

13.2                        Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b)                                 In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)                                     To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)                                  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)                               To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)                              To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)                                 To replace such Award with other rights or property selected by the Administrator; and/or

(vi)                              To provide that the Award cannot vest, be exercised or become payable after such event.

(c)                                  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)                                     The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)                                  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which Shares subject to Full Value Awards will be counted).

(d)                                 The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e)                                  Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Qualified Performance-Based Compensation, cause such Awards to fail to so qualify as Qualified Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

(f)                                   The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)                                  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3                        Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.  If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the Prior Plans will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the Prior Plans as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

13.4                        No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5                        Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6                        Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7                        Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.  Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8                        Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9                        Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10                 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to

Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise.  The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

13.11                 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.12                 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.13                 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.14                 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Owens-Illinois, Inc. on                , 2017.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Owens-Illinois, Inc. on                , 2017.

Executed on this      day of                , 2017.

Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 15, 2017 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OWENS-ILLINOIS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E22906-P86199 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OWENS-ILLINOIS, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) Gary F. Colter Joseph J. DeAngelo Gordon J. Hardie Peter S. Hellman Anastasia D. Kelly Andres A. Lopez 07) 08) 09) 10) 11) 12) John J. McMackin, Jr. Alan J. Murray Hari N. Nair Hugh H. Roberts Carol A. Williams Dennis K. Williams The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! 2 Years ! ! 3 Years ! ! Abstain 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017. 3. To approve, by advisory vote, the Company's named executive officer compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year ! ! For ! Against ! Abstain 4. To recommend, by non-binding vote, the frequency of executive compensation votes. The Board of Directors recommends you vote FOR proposal 5: ! ! ! 5. To approve the Owens-Illinois, Inc. 2017 Incentive Award Plan. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E22907-P86199 OWENS-ILLINOIS, INC. Annual Meeting of Share Owners May 11, 2017 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Jan A. Bertsch, Mary Beth Wilkinson and Paul A. Jarrell and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 15, 2017, at the Annual Meeting of Share Owners to be held on May 11, 2017, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to John Hancock Trust Company, as Trustee, to vote all shares of common stock of Owens-Illinois, Inc. allocated to the account(s) of the undersigned as of March 15, 2017, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of the director nominees, FOR Proposal 2, FOR Proposal 3, "1 YEAR" on Proposal 4, and FOR Proposal 5. John Hancock Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side V.1.1